UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________________________________
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BLOCK, INC.
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Block, Inc.
Proxy Statement
Notice of 2026 Annual Meeting of Stockholders | June 16, 2026

BLOCK, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 12:00 p.m. (U.S. Pacific Time) on Tuesday, June 16, 2026
Dear Stockholders of Block, Inc.:
We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Block, Inc., a Delaware corporation, which will be held virtually on Tuesday, June 16, 2026 at 12:00 p.m. (U.S. Pacific Time). You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XYZ2026, where you will be able to listen to the meeting live, submit questions, and vote your shares online during the meeting, just as you could at an in-person meeting.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect four Class II directors to serve until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To approve, on an advisory basis, the compensation of our named executive officers;
3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
4.To vote upon a proposal submitted by one of our stockholders regarding establishing a board-level technology committee, if properly presented at the Annual Meeting; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 20, 2026 (U.S. Eastern Time) as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 20, 2026 (U.S. Eastern Time) are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending the date prior to the date of the Annual Meeting at 1955 Broadway, Suite 600, Oakland, CA 94612. Further information regarding voting rights, the matters to be voted upon, and instructions to attend the Annual Meeting is presented in the accompanying proxy statement.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our annual report is first being mailed on or about April 24, 2026 to all stockholders entitled to vote at the Annual Meeting. The accompanying proxy statement and our annual report can be accessed by visiting www.proxyvote.com. You will be asked to enter the 16-digit control number located on your Notice of Internet Availability of Proxy Materials, your proxy card, or the instructions that accompanied your proxy materials to attend the Annual Meeting.
Holders of record of Chess Depositary Interests (“CDIs”) as of the close of business on April 20, 2026 (U.S. Eastern Time) may vote the shares of our Class A common stock underlying their CDIs through our CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”). Each CDI holder may instruct CDN to vote on behalf of such CDI holder at the Annual Meeting by either voting online at www.investorvote.com.au or contacting Computershare Australia using the details on the Notice of Access Letter to request a hard copy of the CDI voting form to be sent in the mail to their registered address. The CDI Notice of Access Letter is being mailed or emailed from Australia to CDI holders on or about April 28, 2026 (Australia time).
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Annual Meeting or voting your shares (or directing CDN to vote if you hold your shares in the form of CDIs), please refer to the section entitled “Questions and Answers About Our Proxy Materials and the Annual Meeting” in this proxy statement. Returning the proxy does not deprive you of your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.
We appreciate your continued support of Block.

By order of the Board of Directors,

Jack Dorsey
Block Head and Chairperson of the Board of Directors

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 24, 2026

EXECUTIVE SUMMARY
This summary highlights information regarding the 2026 annual meeting of stockholders of Block, Inc., a Delaware corporation (referred to herein as the “Company,” “Block,” “we,” “us” or “our”) contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. Throughout this proxy statement, we refer to our 2026 annual meeting of stockholders (and any postponements, adjournments, or continuations thereof) as the “Annual Meeting.”
Information about our 2026 Annual Meeting of Stockholders
Date and Time: Tuesday, June 16, 2026, at 12:00 p.m. (U.S. Pacific Time).
Location: The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XYZ2026, where you will be able to listen to the meeting live, submit questions, and vote your shares online during the meeting.
Record Date: April 20, 2026 (U.S. Eastern Time).
Voting Matters

	Proposals	Board Recommendation	Page Number for Additional Information
1	To elect Roelof Botha, Amy Brooks, Shawn Carter, and James McKelvey to serve as our Class II directors until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR	17
2	To approve, on an advisory basis, the compensation of our named executive officers.	FOR	18
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	FOR	19
4	To vote upon a stockholder proposal submitted by one of our stockholders regarding establishing a board-level technology committee, if properly presented at the Annual Meeting.	AGAINST	21
We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this proxy statement, we have not received notice of any such business.
Information contained on or accessible through our website is not incorporated by reference in this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

BLOCK 2026 Proxy Statement	i

Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe promote long-term value and serve the best interests of all our stockholders, sellers, customers and other stakeholders. Some highlights of our corporate governance practices are listed below:

•Proactive approach to board of directors pipeline management
•6 out of 10 current directors are independent
•3 out of 10 current directors are women; 2 out of 10 current directors identify as underrepresented minorities
•2 out of 6 current executive officers are women
•Lead Independent Director
•Strong risk oversight by full board of directors and committees

•Annual board of directors, committee, and individual director evaluations
•Significant stock ownership requirements for directors and executive officers
•Insider Trading Policy prohibits hedging and pledging transactions
•All board committees are 100% independent
•Comprehensive clawback policies for our executive officers

Our 2026 Director Nominees
Each of our Class II director nominees currently serves on our board of directors and demonstrates a mix of experiences and perspectives.

Name	Director Since	Experience	Independent	Board and Committee Positions	Other Current Public Company Boards

Roelof Botha	2011	Partner, Sequoia Capital	X	Lead Independent Director; Compensation Committee; Audit and Risk Committee	Ethos Technologies, Inc., MongoDB, Inc., Natera, Inc., and Unity Software Inc.

Amy Brooks	2019	President of Global Business Development, National Basketball Association	X	Nominating and Corporate Governance Committee	None

Shawn Carter	2021	Founder, Roc Nation			None

James McKelvey	2009	Co-Founder, Block			Emerson Electric Co.

BLOCK 2026 Proxy Statement	ii

Executive Compensation Philosophy and Highlights
Our Compensation Philosophy
At Block, we are building technology that enables people and businesses to participate more fully in the economy. Our purpose is economic empowerment, helping individuals and businesses manage, move, and grow their money through simple and connected tools.
Our compensation programs are designed to attract, retain, and grow the best teams that are aligned with this purpose and embody the values of our company culture. Our compensation philosophy is centered around the following core principles:

•Market Competitive: We have a data-driven approach to ensure we stay competitive by benchmarking compensation against industry peers, recognizing that compensation is just one element of our broader value proposition.
•Performance Driven: By providing a substantial percentage of our executives' compensation as stock-based awards, we directly link compensation to shareholder value, while fostering a merit-based system that recognizes and rewards impact.
•Equitable: We value and differentiate pay based on responsibility, skill, capability, performance, and experience.
•Simple: Our compensation programs are clear and easy for our executives to understand, maximizing line-of-sight to reinforce a clear connection between pay and performance.
Executive Compensation Highlights

•Block Head (our version of Chief Executive Officer) Compensation. At his request, Jack Dorsey receives no cash or equity compensation except for an annual salary of $2.75.
•Annual “Say-on-Pay” Vote. We conduct an annual advisory vote on the compensation of our named executive officers. At our 2025 annual meeting of stockholders, approximately 97% of the votes cast on the “say-on-pay” proposal were voted in favor of the named executive officers’ compensation.
•Robust Clawback Policies. In addition to the financial restatement clawback policy mandated by the U.S. Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”) for Section 16 officers, all covered employees who receive severance via a change of control and severance agreement, including our executive officers, are subject to a severance clawback policy, which permits us to recover certain severance compensation if an employee engages in certain misconduct.

•Independent Compensation Consultant. Our compensation committee engages its own independent compensation consultant to advise on executive and outside director compensation matters.
•Alignment of Compensation with Company Success. A substantial percentage of our executive officers’ compensation aligns with the long-term success of the company through grants of stock-based awards. Beginning in 2026, we expect to introduce an annual cash incentive bonus program for our named executive officers, with payouts based on the achievement of company-wide gross profit and operating income targets.
•Risk Oversight. Strong oversight by our compensation committee mitigates risk and exposures.
•Stock Ownership Guidelines. Our stock ownership guidelines require significant stock ownership levels and are designed to align the long-term interests of our executives and outside directors with those of our stockholders.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We are committed to having sound corporate governance principles. Our business affairs are overseen by our board of directors, which is currently composed of 10 members. All of our current directors, other than Messrs. Carter, Dorsey, Eisen, and McKelvey, are independent within the meaning of the listing standards of the NYSE. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of April 24, 2026, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting, who are also nominees for election as a director at the Annual Meeting, and for each of the other current members of our board of directors.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Directors with Terms Expiring at the Annual Meeting/Nominees
Roelof Botha⁽¹⁾⁽²⁾	II	52	Lead Independent Director	2011	2026	2029
Amy Brooks⁽³⁾	II	51	Director	2019	2026	2029
Shawn Carter	II	56	Director	2021	2026	2029
James McKelvey	II	60	Director	2009	2026	2029

Continuing Directors
Anthony Eisen	III	54	Director	2025	2027	—
Randall Garutti⁽¹⁾⁽³⁾	III	51	Director	2017	2027	—
Mary Meeker⁽¹⁾	III	66	Director	2011	2027	—
Jack Dorsey	I	49	Block Head and Chairperson	2009	2028	—
Paul Deighton⁽¹⁾⁽²⁾	I	70	Director	2016	2028	—
Neha Narula⁽²⁾⁽³⁾	I	44	Director	2023	2028	—
___________________________________
(1)Member of our compensation committee.
(2)Member of our audit and risk committee.
(3)Member of our nominating and corporate governance committee.
Director Nominees
Roelof Botha has served as a member of our board of directors since January 2011 and as our Lead Independent Director since June 2022. Mr. Botha is a Partner at Sequoia Capital, a venture capital firm, and has been with Sequoia Capital since 2003. From 2000 to 2003, Mr. Botha served in various positions at PayPal Holdings, Inc., including as Chief Financial Officer. Mr. Botha serves on the boards of directors of Unity Software Inc., Natera, Inc., MongoDB, Inc., and Ethos Technologies Inc. and a number of privately held companies. Mr. Botha previously served on the boards of directors of Bird Global, Inc., from June 2018 to December 2022, Eventbrite, Inc., from October 2009 to June 2022, and 23andMe Holding Co. from September 2017 to September 2024. Mr. Botha holds a B.S. in Actuarial Science, Economics and Statistics from the University of Cape Town and an M.B.A. from the Stanford Graduate School of Business.
Mr. Botha was selected to serve on our board of directors because of his financial and managerial experience.
Amy Brooks has served as a member of our board of directors since October 2019. Since September 2025, Ms. Brooks has served as President, Global Business Development at the National Basketball Association (the "NBA"). Prior to her current role, Ms. Brooks served in various leadership positions at the NBA since January 2010, including President, New Business Ventures from January 2024 to September 2025 and

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President, Team Marketing & Business Operations and Chief Innovation Officer from November 2017 to December 2023. Ms. Brooks also serves on the boards of directors of a number of privately held companies and charitable organizations. Ms. Brooks holds a B.A. in Political Science and Communication from Stanford University and an M.B.A. from the Stanford Graduate School of Business.
Ms. Brooks was selected to serve on our board of directors because of her sales and marketing experience as well as her expertise in growing a global brand.
Shawn Carter has served as a member of our board of directors since May 2021. Known professionally as Jay-Z, Mr. Carter is a musician, songwriter, record executive, producer, and entrepreneur. He has served as the co-founder and majority owner of Roc Nation LLC and founder of Marcy Media LLC, a full-service agency and entertainment company, since 2008 and co-founder and Manager of Marcy Venture Partners, L.P., a venture capital and private equity firm, since March 2019. Mr. Carter founded TIDAL, which is now majority owned by Block, in March 2015, and remains a shareholder and artist of the music streaming service. Since 2014, Mr. Carter has served as the co-founder, Manager, and board member of Ace of Spades Holdings, LLC, a luxury champagne company, and serves on the boards of directors of a number of privately held companies. Since 2003, Mr. Carter has served as the founder of the Shawn Carter Scholarship Foundation, a charitable organization focused on education. He also serves on the board of directors of REFORM, a philanthropic organization advocating for criminal justice reform. Mr. Carter previously served as the Chief Visionary Officer of TPCO Holding Corp. (“TPCO Holding”) from November 2020 to 2023, and as the Chief Brand Strategist of CMG Partners, Inc., or Caliva, from July 2019 until its acquisition by TPCO Holding in November 2020.
Mr. Carter was selected to serve on our board of directors because of his entrepreneurial, branding and marketing experience.
James McKelvey is our co-founder and has served as a member of our board of directors since July 2009. Since March 2025, Mr. McKelvey has served as the Chief Executive Officer of Fastrials, Inc. (“Fastrials”), a clinical trial management company, of which he is also the co-founder. In addition, Mr. McKelvey has served in various positions at Mira Smart Conferencing, Inc., a digital conferencing company since March 2012. Mr. McKelvey currently serves on the board of directors of Emerson Electric Co. and previously served as Chair of the St. Louis Federal Reserve from January 2022 to December 2023. He also serves on the boards of directors of a number of privately held companies. Mr. McKelvey holds a B.S. in Computer Science and a B.A. in Economics from Washington University in St. Louis.
Mr. McKelvey was selected to serve on our board of directors because of the perspective and experience he brings as one of our founders.

Continuing Directors
Anthony Eisen has served as a member of our board of directors since February 2025. Since January 2025, Mr. Eisen has served as the Chief Executive Officer of Reshop US, Inc. (“Reshop”) where he also serves as Chairman of the Board. Prior to becoming Chief Executive Officer of Reshop, Mr. Eisen served as Block’s co-lead of Afterpay from January 2022, when Block acquired Afterpay Limited (“Afterpay”), to November 2024 and served as a consultant to aid in the transition of his duties until his election to our board of directors. Prior to the acquisition of Afterpay, Mr. Eisen served as the co-Chief Executive Officer and a member of the board of directors of Afterpay, which he co-founded in November 2014. Mr. Eisen currently serves on the board of directors of the Technology Council of Australia. Mr. Eisen holds a Bachelor of Commerce degree in Accounting & Finance from UNSW Australia and is a member of the Chartered Accountants in Australia.
Mr. Eisen was selected to serve on our board of directors because of his financial services and fintech expertise, specifically in Buy Now, Pay Later services, and his experience as one of the co-founders of Afterpay.
Randall Garutti has served as a member of our board of directors since July 2017. From April 2012 to May 2024, Mr. Garutti served as Chief Executive Officer and was on the board of directors of Shake Shack Inc. (“Shake Shack”). Prior to becoming Chief Executive Officer of Shake Shack, Mr. Garutti served as its Chief Operating Officer since January 2010. Before Shake Shack, Mr. Garutti was the Director of Operations for Union Square Hospitality Group, LLC, overseeing the operations for all its restaurants. Additionally, Mr. Garutti previously served on the boards of directors of USHG Acquisition Corp. from February 2021 to December 2022

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and the Columbus Avenue Business Improvement District, a not-for-profit organization, from October 2008 to May 2024. Mr. Garutti holds a B.S. in Hotel Administration from Cornell University’s School of Hotel Administration.
Mr. Garutti was selected to serve on our board of directors because of his business expertise and leadership of a global brand.
Mary Meeker has served as a member of our board of directors since June 2011. Since January 2019, Ms. Meeker has served as a General Partner of Bond Capital. From December 2010 to December 2018, Ms. Meeker served as a General Partner of Kleiner Perkins Caufield & Byers. From 1991 to 2010, Ms. Meeker served as Managing Director and Research Analyst with Morgan Stanley. Ms. Meeker previously served on the board of directors of Nextdoor Holdings, Inc. from September 2019 to June 2024 and DocuSign from July 2012 to June 2019, and currently serves on the board of directors of several privately held companies. Ms. Meeker holds a B.A. in Psychology from DePauw University and an M.B.A. from Cornell University.
Ms. Meeker was selected to serve on our board of directors because of her extensive experience advising and analyzing technology companies.
Jack Dorsey is our co-founder and has served as our principal executive officer and as a member of our board of directors since July 2009, having previously served as our Chief Executive Officer and President from July 2009 until his title changed to Block Head as of April 2022. Mr. Dorsey has also served as Chairperson of our board of directors since October 2010. For 2023 and a portion of 2024, Mr. Dorsey also served as our Square Head. From May 2007 to October 2008, Mr. Dorsey served as President and Chief Executive Officer of Twitter, Inc. (“Twitter”). Mr. Dorsey returned to serve as Chief Executive Officer of Twitter from July 2015 until November 2021. He served on the board of directors of Twitter from May 2007 to May 2022.
Mr. Dorsey was selected to serve on our board of directors because of the perspective and experience he provides as one of our founders and our Block Head, as well as his extensive experience with technology companies and innovation.
Paul Deighton has served as a member of our board of directors since May 2016. Mr. Deighton has served as Chairman of Goldman Sachs International and Goldman Sachs International Bank since April 2024. Mr. Deighton has served as the non-executive Chairperson of The Economist Group since July 2018 and the non-executive Chairperson of Hakluyt Company Limited, an advisory firm, since January 2016. From March 2016 to December 2025, Mr. Deighton served as the non-executive Chairman of Heathrow Airport Holdings Limited, the owner of Heathrow Airport in the United Kingdom. From December 2012 to May 2015, Mr. Deighton served as Commercial Secretary to the Treasury and as a member of the House of Lords in the United Kingdom. Mr. Deighton previously served as the Chief Executive Officer of the London Organising Committee of the Olympic and Paralympic Games and held various roles at Goldman Sachs. Mr. Deighton holds a B.A. in Economics from Trinity College, Cambridge University.
Mr. Deighton was selected to serve on our board of directors because of his financial and business expertise, as well as his international perspective and his government and regulatory experience.
Neha Narula has served as a member of our board of directors since July 2023. Dr. Narula has served as a Director of the Digital Currency Initiative at the Massachusetts Institute of Technology (“MIT”) Media Lab, an interdisciplinary research lab focusing on cryptocurrencies and blockchain technology, since January 2017, and she previously was the Director of Research in digital currency at MIT Media Lab from May to December 2016. Prior to joining MIT, Dr. Narula was a Senior Software Engineer at Google. Dr. Narula currently serves on the Financial Industry Regulatory Authority’s FinTech Industry Committee and the Federal Reserve Bank of New York’s Innovations Advisory Council. She also previously served on PayPal’s Blockchain, Crypto, and Digital Currencies Advisory Council. Dr. Narula holds a B.A. in Mathematics and Computer Science from Dartmouth College and a Master’s degree and a Ph.D. in Computer Science from MIT.
Dr. Narula was selected to serve on our board of directors because of her experience with distributed systems, cryptography, cryptocurrencies, and programmable money.
Director Independence
Our Class A common stock is listed on the NYSE. Under NYSE listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE listing standards

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require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under NYSE listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). As noted in the commentary to the listing standards, the concern is independence from management.
Audit and risk committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing standards.
Our board of directors has reviewed the independence of each of our directors. Based on information provided by each director concerning their background, employment, and affiliations, our board of directors has determined that none of Mses. Brooks and Meeker; Dr. Narula; or Messrs. Botha, Deighton, and Garutti has a material relationship with the Company and that each of these current directors is “independent” as that term is defined under NYSE listing standards. In making the determination of the independence of our directors, the board of directors considered relevant transactions between Block and entities associated with our directors or members of their immediate families, including transactions involving Block and payments made to or from companies and entities in the ordinary course of business where our directors or members of their immediate families serve as partners, directors, or as a member of the executive management of the other party to the transaction, and determined that none of these relationships constitute material relationships that would impair the independence of our directors. In addition, each member of our audit and risk committee and our compensation committee meets the enhanced independence standards required for such committee members under the applicable rules and regulations of the SEC and the NYSE listing standards.
Board of Directors Leadership Structure and Role of Our Lead Independent Director
Our board of directors does not have a policy as to whether the roles of the Chairperson of our board of directors and our Block Head should be separate or combined. Our board of directors believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for our company. Currently, Mr. Dorsey serves as both the Chairperson of our board of directors and our principal executive officer. As our co-founder and Block Head, Mr. Dorsey is best positioned to identify and drive strategic priorities, oversee product development, identify key areas of risk for the Company, lead critical discussions, and execute our business plans.
Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors should serve as our Lead Independent Director at any time when the Chairperson of our board of directors is not independent. Because Mr. Dorsey is our Chairperson and is not an “independent” director as defined in NYSE listing standards, our board of directors has appointed Roelof Botha as our Lead Independent Director. Mr. Botha, a director since 2011, has served as our Lead Independent Director since June 2022. As a seasoned director with extensive experience in the financial technology industry, Mr. Botha has played an essential role in advising our senior management in key strategic areas and has provided independent oversight in his roles as a member of both our audit and risk committee and our compensation committee, and our board of directors believes that he is a strong, independent, and effective Lead Independent Director.
As our Lead Independent Director, Mr. Botha is responsible for, among other matters:
•presiding at all meetings of the board of directors at which the Chairperson is not present, including executive sessions of the independent directors;
•calling, determining the agenda for, and serving as chairperson of meetings of independent directors;
•facilitating discussion and open dialogue among the independent directors during board of directors’ meetings, executive sessions, and outside of meetings of our board of directors;
•reporting to our Block Head and Chairperson of our board of directors regarding feedback from executive sessions;

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•serving as liaison between the Chairperson of our board of directors and our independent directors, without inhibiting direct communication between them;
•approving meeting agendas for regularly scheduled meetings of the board of directors and providing feedback on the board meeting schedule;
•in consultation with our nominating and corporate governance committee, reviewing and reporting on the results of our board of directors’ and its committees’ performance self-evaluations;
•serving as spokesperson for the Company as requested;
•alongside the Chair of our audit and risk committee, consulting with our Block Head and Chairperson on risk matters requiring the consideration of our board of directors;
•providing input on the composition of our board of directors; and
•performing such other responsibilities as may be designated by a majority of our independent directors from time to time.
We believe that our leadership structure of Mr. Dorsey serving as both Chairperson of our board of directors and Block Head, with a separate Lead Independent Director, is appropriate because it provides a balance between Mr. Dorsey’s company-specific experience, leadership, and insight and our independent directors’ experience, leadership, oversight, and expertise from outside our company. This structure also enables strong leadership, creates clear accountability, and enhances our ability to communicate our strategy clearly and consistently to stockholders while ensuring robust, independent oversight by our board of directors and our independent directors, led by our Lead Independent Director.
Board of Directors Meetings, Attendance, and Committees
During our fiscal year ended December 31, 2025, our board of directors held five meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which such director has served as a director and (ii) the total number of meetings held by all committees of our board of directors on which such director has served during the periods that such director has served as a committee member.
We do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders. Eight directors who were serving as directors at the time attended our 2025 annual meeting of stockholders.
Our board of directors has established an audit and risk committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.
Audit and Risk Committee
Our audit and risk committee currently consists of Messrs. Botha and Deighton and Dr. Narula, with Mr. Deighton serving as Chair.
Each of our current audit and risk committee members meets the requirements for independence for audit committee members under NYSE listing standards and SEC rules and regulations. Each member of our audit and risk committee also meets the financial literacy and sophistication requirements of NYSE listing standards. In addition, our board of directors has determined that each of Messrs. Botha and Deighton is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”). Our audit and risk committee is, among other matters, responsible for the following:
•selecting and hiring a qualified independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;

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•reviewing our financial statements and discussing the scope and results of the independent audit and quarterly reviews with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations and the reports and certifications regarding internal controls over financial reporting and disclosure controls;
•preparing, reviewing, and approving the audit and risk committee report that the SEC requires to be included in our annual proxy statement;
•reviewing the adequacy and effectiveness of our disclosure controls and procedures, and overseeing procedures established for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing and discussing with management our program and policies on risk assessment and risk management, including risks associated with data privacy, data security, and cybersecurity;
•reviewing and discussing with management the overall adequacy and effectiveness of our legal, regulatory, and compliance programs;
•reviewing and overseeing related party transactions for which review or oversight is required by applicable law or required to be disclosed in our financial statements or SEC filings; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.
Our Corporate Governance Guidelines and audit and risk committee charter provides that, consistent with NYSE listing standards, no member of our audit and risk committee should simultaneously serve on the audit committees of more than two additional public companies unless our board of directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our audit and risk committee and we disclose such determination. Our board of directors has considered Mr. Botha’s simultaneous service on the audit committees of three additional public companies and has determined that such simultaneous service does not impair his ability to effectively serve as a member of our audit and risk committee. We believe that Mr. Botha’s financial and managerial experience continue to provide valuable insight.

    Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of our audit and risk committee is available on our investor relations website at https://investors.block.xyz. Information on or accessible through our website is not incorporated by reference in this proxy statement. During 2025, our audit and risk committee held seven meetings.
Compensation Committee
Our compensation committee consists of Ms. Meeker and Messrs. Botha, Deighton, and Garutti, with Ms. Meeker serving as Chair. Each of our compensation committee members meets the requirements for independence for compensation committee members under NYSE listing standards and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each of Ms. Meeker and Messrs. Botha, Deighton, and Garutti is also a “non-employee director” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is, among other matters, responsible for the following:
•reviewing and approving, or making recommendations to our board of directors regarding, the compensation of our Section 16 officers;
•overseeing our overall compensation philosophy and compensation policies, plans, and benefits programs, including those for our Section 16 officers, to ensure the programs support our business and culture;
•evaluating the compensation of the non-employee directors and making recommendations to our board of directors regarding director compensation; and
•administering our equity compensation plans.

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Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of our compensation committee is available on our investor relations website at https://investors.block.xyz. During 2025, our compensation committee held five meetings.
Our compensation committee may delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. Our compensation committee has delegated authority to our management equity committee, which during 2025 consisted of our Block Head and People Lead, to make equity grants within predetermined guidelines to employees and consultants who are not our Section 16 officers or members of our management equity committee. In addition, our compensation committee may establish, and has from time to time established, a subcommittee comprised of members of our compensation committee, which has the nonexclusive authority to grant equity and other awards under our compensation plans, including, if applicable, awards that comply with Section 16 of the Exchange Act, including Rule 16b-3 thereunder.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Ms. Brooks, Dr. Narula, and Mr. Garutti, with Mr. Garutti serving as Chair. Each of our nominating and corporate governance committee members meets the requirements for independence under NYSE listing standards and SEC rules and regulations. Our nominating and corporate governance committee is, among other matters, responsible for the following:
•identifying, evaluating, and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•evaluating the performance of our board of directors, individual directors, and our Block Head;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•reviewing and making recommendations to our board of directors regarding our Corporate Governance Guidelines and our Code of Business Conduct and Ethics;
•overseeing our process for stockholder communications with the board of directors;
•overseeing our commitment to inclusion and diversity (“I&D”), including our I&D policies and programs, and conducting a periodic review of our I&D efforts with our People Lead and Inclusion and Diversity Lead;
•conducting periodic reviews of our environmental, social, and governance (“ESG”) programming and corporate responsibility initiatives;
•reviewing and monitoring compliance with our Code of Business Conduct and Ethics and other actual and potential conflicts of interest of our board of directors and corporate officers, other than transactions with related parties reviewed by our audit and risk committee; and
•reviewing the succession planning and performance for our Block Head, as well as each of our other members of our executive management team.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable NYSE listing standards. A copy of the charter of our nominating and corporate governance committee is available on our investor relations website at https://investors.block.xyz. During 2025, our nominating and corporate governance committee held four meetings.
Compensation Committee Interlocks and Insider Participation
None of the current members of our compensation committee, or any member that served during the past fiscal year, is or has been an officer or employee of our company, or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our compensation committee. None of our executive officers currently serves, or in the past fiscal year has

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served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees, which may include reviewing candidates whom our stockholders have properly submitted for recommendation or retaining a third-party executive search firm to identify and review candidates. We maintain policies and procedures for director candidates, which require our nominating and corporate governance committee to evaluate director candidates in light of the current size and composition, organization, and governance of our board of directors and the needs of our board of directors and its committees. There is no difference in the evaluation process of a director candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any other means. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation:
•Character, integrity, and judgment: Nominees must have the highest personal and professional ethics.
•Diversity: Although our board of directors does not have specific requirements with respect to board diversity, it believes that representation and diverse perspectives are important in furthering our purpose of economic empowerment and how we build for the customers we serve.
•Area of expertise: Nominees must also have the ability to offer advice and guidance to our Block Head and other members of management based on proven achievement and expertise in their fields.
•Potential conflicts of interest and other commitments: Nominees must understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time available to perform all board of director responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors’ meetings.
•Other individual qualities and attributes: Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, to be in our and our stockholders’ best interests.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. While factors relating to diversity were considered for our current directors, no single factor was determinative with respect to any of our current directors.

	CANDIDATE PIPELINE	EVALUATION	RECOMMEND SELECTED CANDIDATES FOR APPOINTMENT TO OUR BOARD
INDEPENDENT DIRECTORS

STOCKHOLDERS		•Screen Qualifications •Consider Diversity •Consider Skills •Review Potential Conflicts of Interest •Meet with Nominees

THIRD-PARTY SEARCH FIRM

EMPLOYEES

Stockholder Recommendations and Nominations to Our Board of Directors
Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding the lesser of: (i) $2,000 in market value or (ii) one percent (1%) on a fully diluted basis of the Company’s securities continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, our amended and restated bylaws, and any applicable laws, rules, and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate

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such recommendations in accordance with its charter, our amended and restated bylaws, and our policies and procedures for director candidates, as well as the director nominee criteria described above that is applicable to all director candidates. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders may recommend a candidate for nomination by submitting the recommendation in writing to our Corporate Secretary or legal department at Block, Inc., 1955 Broadway, Suite 600, Oakland, CA 94612. Such recommendation must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Block, Inc., 1955 Broadway, Suite 600, Oakland, CA 94612. To be timely for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than the close of business on February 16, 2027 and no later than the close of business on March 18, 2027, or in the event that we hold our 2027 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, no earlier than the close of business on the 120th day before our 2027 annual meeting of stockholders and no later than the close of business on the later of either (i) the 90th day prior to our 2027 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of our 2027 annual meeting of stockholders. Any notice of director nomination submitted must include the information required by Rule 14a-19(b) under the Exchange Act.
Communications with Non-Management Members of Our Board of Directors
Interested parties wishing to communicate with our non-management members of our board of directors may do so by writing to the particular non-management member or members of our board of directors and mailing the correspondence via registered or overnight mail to our Corporate Secretary at Block, Inc., 1955 Broadway, Suite 600, Oakland, CA 94612. Each communication should set forth (i) the name and address of the interested party (as it appears on our books, if applicable) and, if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Corporate Secretary, or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, forward such communications to the appropriate non-management member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors or the Lead Independent Director if the Chairperson of our board of directors is not independent.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and the responsibilities of members of committees of our board of directors. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers, and directors, including our Block Head, Chief Financial Officer, and other executive and senior financial officers. The full texts of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on our investor relations website at https://investors.block.xyz. We will post amendments to our Corporate Governance Guidelines and our Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Insider Trading Policy and Compliance
Our board of directors has adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of our securities by directors, officers, employees, and other covered persons. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

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From time to time, we may engage in transactions in our own securities. We strive to comply with all applicable securities laws when engaging in transactions in our securities.
Risk Management
Our board of directors recognizes the oversight of risk management as one of its primary responsibilities and central to maintaining an effective, risk-aware, and accountable organization. The oversight responsibility of our board of directors and its committees is supported by management reporting processes that are designed to provide visibility to our board of directors regarding the identification, assessment, and management of risks and management’s strategic approach to risk mitigation. The Chair of our audit and risk committee meets with our Internal Audit Lead, Chief Financial Officer, Head of Enterprise Risk Management, Chief Risk Officer, Chief Compliance Officer, and Chief Legal Officer periodically to identify and discuss risks and exposures and escalates potential issues to our audit and risk committee or board of directors, as appropriate.
As part of our overall risk management process, we conduct an annual Enterprise Risk Assessment (“ERA”), which is shared and reviewed with our board of directors. The ERA is developed through discussions and research with key management and outside advisors, as appropriate, and is designed to ensure the Company maintains robust processes for identifying, assessing, monitoring, and reporting risks. The ERA is reported to the audit and risk committee on an annual basis. Key risks surfaced through the ERA are reviewed by management and discussed with the board of directors, as appropriate. These areas include strategic, operational, people, financial, and compliance. We address risks such as cybersecurity, financial reporting, and external events within each of these areas.
While our board of directors maintains ultimate responsibility for the oversight of risk, it has implemented a multi-layered approach that delegates certain responsibilities to the appropriate board committees to ensure that these primary areas of focus are discussed in appropriate detail and that a full understanding of the applicable risk is obtained. Our board of directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each board committee meets in executive session with key management personnel and representatives of outside advisors as required or requested. Our board of directors may delegate additional risk areas to its committees in the future.

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Board of Directors / Committee	Primary Areas of Risk Oversight

Full Board of Directors	Strategic, financial, and execution risks and exposures associated with our business strategy; policy matters; succession planning; data privacy, data security, and cybersecurity; artificial intelligence and other emerging technologies; significant litigation and regulatory exposures; and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation; acquisitions and divestitures; and our operational infrastructure.

Audit and Risk Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure controls and procedures, internal control over financial reporting, investment guidelines and credit and liquidity matters, enterprise risk matters, including technology-related risks, operational security and reliability, our programs and policies relating to legal and regulatory compliance, material regulatory matters, and related regulatory investigations or examinations. In addition, our audit and risk committee assists our board of directors with oversight of certain matters related to privacy, data security, cybersecurity, and the use of emerging technologies, including artificial intelligence.

Nominating and Corporate Governance Committee	Risks and exposures associated with director and executive succession planning; director and corporate officer conflicts of interest, other than transactions with related persons reviewed by our audit and risk committee; environmental, social, corporate governance, inclusion and diversity, and corporate responsibility matters; and overall board and committee effectiveness and composition, including matters relating to artificial intelligence and other emerging technologies within the committee’s areas of responsibility.

Compensation Committee	Risks and exposures associated with leadership assessment; retention and succession; executive compensation programs and arrangements; and our compensation philosophy and practices, including matters relating to artificial intelligence and other emerging technologies within the committee’s areas of responsibility.
Board’s Role in Data Privacy and Cybersecurity Oversight
Our board of directors recognizes the oversight of risk management as one of its primary responsibilities and central to maintaining an effective, risk-aware, and accountable organization. While our board of directors maintains ultimate responsibility for the oversight of our data privacy and cybersecurity program and risks, it has delegated certain oversight responsibilities to our audit and risk committee. Our board of directors and audit and risk committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective program for protecting against and mitigating data privacy and cybersecurity risks. The audit and risk committee assists the board of directors in enhancing its understanding of data privacy and cybersecurity issues by overseeing our data privacy and information security programs, strategy, policies, processes, and material risks, as well as overseeing responses to security and data incidents, as appropriate.
Our full board of directors receives an annual information security update by our Chief Information Security Officer (“CISO”) and an annual privacy update, which covers, among other matters, our privacy and cybersecurity programs and risks. Our audit and risk committee receives updates, at least quarterly, on significant data privacy and security risks, including any significant incidents, relevant industry developments, threat vectors, and significant risks identified in risk assessments, periodic penetration tests or vulnerability scans. The updates also include significant legal and legislative developments concerning data privacy and security, our approach to complying with applicable law, and significant engagement with regulators concerning data privacy and cybersecurity, including maturity of our cybersecurity common controls. Our audit and risk

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committee provides regular updates to the board of directors on such reports. For additional information regarding our cybersecurity governance, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Sustainability and Corporate Responsibility
Our nominating and corporate governance committee oversees our corporate responsibility initiatives. We maintain our steadfast focus on driving economic empowerment through our broad spectrum of products and services. In alignment with this product-driven focus on financial inclusion, we believe that operating in a responsible and sustainable manner helps support long-term shareholder value, builds a more resilient and efficient company, and helps us mitigate against potential environmental risk factors. Our strong commitment to social responsibility is designed to amplify the reach and depth of the positive impact we strive to deliver through each of our brands. This holds true for both our internal and external stakeholders including customers, sellers, artists, developers, employees, key suppliers, and our investor community.
We take an integrated approach to managing sustainability performance and disclosure:
•Functional Leadership: Corporate responsibility is managed at a functional level across each of our teams, with responsibility for oversight rolling up to our senior executives.
•Operational Leadership: We maintain a cross-functional working group from multiple business areas that serves as the central coordinating body for our corporate responsibility efforts. This team is led by an ESG Lead who oversees the broader ESG program, connects our key stakeholders, and reports up to senior leadership and our nominating and corporate governance committee.
•Board Oversight: Our nominating and corporate governance committee is responsible for overseeing ESG and corporate responsibility matters of significance to us and receives both quarterly reports and updates on these matters from our ESG Lead. The nominating and corporate governance committee also receives quarterly inclusion and diversity reports from our People Lead and Inclusion and Diversity Lead.
Key areas of focus for our sustainability strategy are:
•Our Customers and Communities: In September 2020, we announced our intent to invest $100.0 million towards impact investments that further our purpose of economic empowerment. As of December 31, 2025, we have invested $79.5 million in aggregate towards this initiative.
•Global Climate Action: In 2025, we continued to scale our climate action program. We expanded our decarbonization portfolio, retiring 150,000 tons of high-quality carbon removal credits, worked towards internal carbon emission reductions, and continued our commitment to transparency with our climate risk and opportunity disclosures through CDP (previously the Carbon Disclosure Project). We have received verification of our internal carbon reduction goals from the Science-Based Targets Initiative and added disclosures in compliance with California climate disclosure requirement AB 1305 to our Investor Relations website. We believe we are on pace towards our goal of reaching net zero carbon for operations by 2030. We continue to target increased efficiencies across our entire value chain.
•Our People: We consider it a business requirement to build a company that reflects the customers and communities we serve. Inclusion and fairness are at the heart of the workplace we are building. We continue to provide transparency regarding our workforce, including continuing to share our EEO-1 consolidated report. Our ongoing efforts to foster inclusion and operate with fairness include: establishing company-wide manager expectations, including their responsibility to break down silos and hierarchy, maintain physiological safety and seek divergent perspectives, dedicating resources to our employee resource groups, and embedding checks and analyses across our employee programs to ensure hiring promotion and compensation decisions are based on merit alone.
•Corporate Governance: In 2025, we continued corporate governance practices that we believe promote long-term value, engender public trust, and serve the best interests of

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our stockholders, sellers, customers, and other stakeholders. Some highlights of our corporate governance practices are our Lead Independent Director, who has a comprehensive scope of responsibilities; a board of directors that is comprised of a majority of independent directors with a wide range of expertise; annual review of our corporate governance policies and charters; robust process for developing a pipeline for potential director candidates; strong risk oversight by the full board and committees; annual board, committee, and individual director self-assessments; and significant stock ownership requirements for directors and executive officers.
Director Compensation
Pursuant to our Outside Director Compensation Policy, our outside directors receive compensation in the form of equity granted under the terms of our 2025 Equity Incentive Plan, as amended and restated (the “2025 Plan”), and cash, as described below.
Our compensation committee periodically reviews our Outside Director Compensation Policy, including review of competitive practices provided by an independent compensation consulting firm engaged by our compensation committee. In 2025, based on data provided by Pay Governance LLC ("Pay Governance"), our then-existing average total direct compensation per director (which consisted of an annual cash retainer and equity awards) approximated below the 25th percentile amongst our compensation peer group identified below in the section entitled “Executive Compensation—Compensation-Setting Process—Competitive Positioning.”
As a result of the compensation committee’s annual review, our board of directors, upon recommendation from our compensation committee, approved the first increase to outside director compensation since becoming a public company, which included the following changes to the Outside Director Compensation Policy, effective April 1, 2025:

General Board Service	Policy in Effect January 1, 2025 to March 31, 2025	Amended Policy Effective April 1, 2025
Annual Cash Retainer	$40,000	$50,000
Annual Equity Retainer	$250,000	$275,000
Total Annual Cash and Equity Retainer	$290,000	$325,000

Additional Committee Chair Retainers
Audit and Risk	$20,000	$35,000
Compensation	$15,000	$25,000
Nominating and Corporate Governance	$10,000	$20,000

Additional Committee Member Retainers
Audit and Risk	$10,000	$17,500
Compensation	$5,000	$12,500
Nominating and Corporate Governance	$2,500	$10,000
Equity Compensation
Our 2025 Plan contains maximum limits on the size of the equity awards that can be granted to each of our outside directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our outside directors in the future. The only commitment to make equity award grants to our outside directors is under our Outside Director Compensation Policy, as it may be amended from time to time. The maximum limits under our 2025 Plan provide that no outside director may be granted, in any fiscal year, equity awards having a grant date fair value (determined in accordance with generally accepted accounting principles (“GAAP”)) of more than $1 million. Equity awards granted to an individual while they were an employee or a consultant, but not an outside director, do not count for purposes of these limits.

Initial Award. Subject to any limits in our 2025 Plan, each person who first becomes an outside director will receive an initial grant of restricted stock units (“RSUs”) on the date of their appointment having a

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grant date fair value (determined in accordance with GAAP) equal to $275,000 for outside directors who join our board of directors on or after April 1, 2025. Directors who joined our Board prior to April 1, 2025 received an initial award with a fair value equal to $250,000. The initial award is multiplied by a fraction: (i) the numerator of which is (x) 12 minus (y) the number of months between the date of the last annual meeting of stockholders and the date the outside director becomes a member of our board of directors and (ii) the denominator of which is 12. However, if a person first becomes an outside director on the day of an annual meeting of stockholders, they will only receive an annual award (described below) on such date but will not receive an initial award. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date. If the appointment date is the same as the date of annual meeting, then such outside director will only be granted an annual award.
Annual Award. On the date of each annual meeting of stockholders, and subject to any limits in our 2025 Plan, each of our outside directors is granted RSUs having a grant date fair value (determined in accordance with GAAP) equal to $275,000. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) on the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.
Our Lead Independent Director receives an annual grant of RSUs, in addition to the annual grant provided to all outside directors, on the date of each annual meeting of stockholders having a grant date fair value (determined in accordance with GAAP) of $70,000, subject to any limits in our 2025 Plan. The shares of our Class A common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.
The awards granted to an outside director under our Outside Director Compensation Policy will become fully vested upon a “change in control” as defined in our 2015 Equity Incentive Plan (the "2015 Plan") or 2025 Plan, as applicable.
Cash Compensation
Effective April 1, 2025, each of our outside directors received an annual cash retainer of $50,000 for serving on our board of directors. In addition, each outside director received the cash fees (as outlined above) for service on the committees of our board of directors. Cash retainers are paid quarterly in arrears on a pro rated basis. The quarterly installments of cash retainers for the first quarter of 2025 were calculated based on the cash fees under our Outside Director Compensation Policy as in effect during prior to April 1, 2025 (as outlined above).
Subject to any limits under our 2025 Plan, each outside director may elect to convert any cash compensation that they would otherwise be entitled to receive under our Outside Director Compensation Policy into an award of RSUs under our 2025 Plan, as applicable. If the outside director makes this election in accordance with the policy, each such award of RSUs will be granted on the first business day following the last day of the fiscal quarter for which the cash compensation otherwise would be paid under the policy, will be fully vested on the grant date, and will cover a number of shares equal to (A) the aggregate amount of cash compensation otherwise payable to the outside director on that date divided by (B) the closing price per share as of the last day of the fiscal quarter for which the grant relates.
2025 Compensation
The following table provides information regarding the total compensation that was earned by each of our outside directors in 2025.
The amounts under the “Stock Awards” column represent the aggregate of initial or annual equity compensation provided under the Outside Director Compensation Policy, and equity grants made in lieu of cash

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compensation, each as detailed in footnotes 2 and 3, respectively. The aggregate number of stock awards outstanding for each director as of December 31, 2025 are included in footnote 2 below.

Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)⁽¹⁾⁽²⁾⁽³⁾	All Other Compensation ($)	Total ($)
Roelof Botha	—		413,283	—	413,283
Amy Brooks	—		326,861	—	326,861
Shawn Carter	—		320,530	—	320,530
Paul Deighton	81,250		274,999	—	356,249
Anthony Eisen	31,000	⁽⁴⁾	379,156	—	410,156
Randall Garutti	68,750		274,999	—	343,749
James McKelvey	45,000		274,999	—	319,999
Mary Meeker	—		340,837	—	340,837
Neha Narula	—		340,840	—	340,840
___________________________________
(1)The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). To determine the grant-date fair value of our stock-based payment awards for RSUs, we use the closing stock price on the date of grant as described in the section entitled “Share-based Compensation” of Note 1, Description of Business and Summary of Significant Accounting Policies, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The valuation assumptions used in determining fair values for stock options are described in the section entitled “Share-based Compensation” of Note 16, Stockholders' Equity in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amount does not necessarily correspond to the actual value recognized by the outside director.
(2)The amounts included in the “Stock Awards” column includes the annual awards or initial awards of RSUs, as applicable, granted to our outside directors in 2025. Each of our outside directors (other than Mr. Botha) received a grant of 4,343 RSUs on June 17, 2025, with a grant date fair value of $274,999. Mr. Botha received a grant of 5,448 RSUs on June 17, 2025, with a grant date fair value of $344,967. Each of these RSU awards vest and settle on the earlier of the first anniversary of the grant date or the date of our Annual Meeting, subject to the director’s continued service through the vesting date.
(3)The amounts included in the “Stock Awards” column includes the awards of RSUs granted to our outside directors in lieu of cash retainers in 2025, which are described below. Each of these awards vested and settled in full on the grant date.
(4)Mr. Eisen was appointed to our board of directors in February 2025, and his cash retainer was prorated accordingly.

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Name	Grant Date	Number of RSUs Granted	Grant Date Fair Value ($)	Total Cash Retainer Forgone ($)
Roelof Botha	January 2, 2025	161	13,967	13,750
	April 1, 2025	253	14,019	13,750
	July 1, 2025	294	20,071	20,000
	October 1, 2025	276	20,258	20,000

Amy Brooks	January 2, 2025	125	10,844	10,625
	April 1, 2025	195	10,805	10,625
	July 1, 2025	220	15,019	15,000
	October 1, 2025	207	15,194	15,000

Shawn Carter	January 2, 2025	117	10,150	10,000
	April 1, 2025	184	10,195	10,000
	July 1, 2025	184	12,562	12,500
	October 1, 2025	172	12,625	12,500

Mary Meeker	January 2, 2025	161	13,967	13,750
	April 1, 2025	253	14,019	13,750
	July 1, 2025	276	18,843	18,750
	October 1, 2025	259	19,011	18,750

Neha Narula	January 2, 2025	154	13,360	13,125
	April 1, 2025	241	13,354	13,125
	July 1, 2025	285	19,457	19,375
	October 1, 2025	268	19,671	19,375
Directors may be reimbursed for their reasonable expenses for attending board and committee meetings. Directors who are also our employees receive no additional compensation for their service as directors. During 2025, only Mr. Dorsey was an employee and a director of the Company. For additional information regarding Mr. Dorsey’s compensation, refer to the section entitled “Executive Compensation.”
Stock Ownership Guidelines
Our board of directors has adopted stock ownership guidelines to ensure ongoing alignment of the interests of our directors and executive officers with the long-term interests of our stockholders. Our guidelines require that (i) each non-employee director own a number of shares of our common stock with a value equal to at least five times their annual cash retainer, (ii) each executive officer (other than the Block Head) own a number of shares of our common stock with a value equal to at least three times their annual base salary, and (iii) the Block Head own a number of shares of our common stock with a value equal to at least the greater of (x) five times their annual base salary and (y) $2 million. Each non-employee director and executive officer is required to comply with our stock ownership guidelines within five years from their promotion or hiring as an executive officer or election to our board of directors. Until a non-employee director or executive officer has satisfied their applicable level of ownership, they are required to retain an amount equal to fifty percent (50%) of the net shares received from any new equity award granted after the adoption of the guidelines. As of December 31, 2025, all our non-employee directors and executive officers had met or were on track to comply with these stock ownership guidelines within the applicable time periods.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. Four of our Class II directors, Messrs. Botha, Carter, and McKelvey and Ms. Brooks, are standing for election at the Annual Meeting for a three-year term.
Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Messrs. Roelof Botha, Shawn Carter, and James McKelvey and Ms. Amy Brooks as nominees for election as Class II directors at the Annual Meeting. If elected, Messrs. Botha, Carter, and McKelvey and Ms. Brooks will serve as Class II directors until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company. For additional information regarding our nominees for the board of directors, refer to the section entitled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet, but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Botha, Carter, and McKelvey and Ms. Brooks. Messrs. Botha, Carter, and McKelvey and Ms. Brooks have each agreed to serve as a director if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

BLOCK 2026 Proxy Statement	17

PROPOSAL NO. 2 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required under Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we provide our stockholders with the opportunity to vote, on an advisory or non-binding basis, on the compensation of our named executive officers as disclosed in our proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all our named executive officers and the philosophy, policies, and practices described in this proxy statement. We currently hold our Say-on-Pay vote every year with the next Say-on-Pay vote to occur at our 2027 annual meeting of stockholders.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee, or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the section entitled “Executive Compensation,” and in particular the information discussed in the section entitled “Executive Compensation—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect on this proposal.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

BLOCK 2026 Proxy Statement	18

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit and risk committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2026. During our fiscal year ended December 31, 2025, EY served as our independent registered public accounting firm.
Notwithstanding the appointment of EY, and even if our stockholders ratify the appointment, our audit and risk committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit and risk committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Although not required by applicable law or listing rules, our audit and risk committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our audit and risk committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended December 31, 2024, and December 31, 2025, respectively.

	2024	2025

	(in thousands)
Audit Fees⁽¹⁾	$14,178	$15,118
Audit-Related Fees⁽²⁾	—	—
Tax Fees⁽³⁾	2,059	1,702
All Other Fees⁽⁴⁾	15	15
Total Fees	$16,252	$16,835

___________________________________
(1)Consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K for the fiscal years ended December 31, 2024 and 2025 and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services could include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisitions, and procedures related to other attestation services.
(3)Consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include consultation on tax matters and assistance regarding federal, state, and international tax compliance.
(4)Consist of license fees for the use of accounting research software.
Auditor Independence
In our fiscal year ended December 31, 2025, there were no other professional services provided by EY, other than those listed above, that would have required our audit and risk committee to consider their compatibility with maintaining the independence of EY.

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Audit and Risk Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit and risk committee is required to pre-approve all audit, internal control-related services, and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by EY for our fiscal years ended December 31, 2024 and 2025, were pre-approved by our audit and risk committee pursuant to this policy.
Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal. Because this is a routine proposal, we do not expect broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BLOCK 2026 Proxy Statement	20

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL REGARDING ESTABLISHING BOARD-LEVEL TECHNOLOGY COMMITTEE

We have been notified that the Comptroller of the State of New York, Thomas P. DiNapoli, as Trustee of the New York State Common Retirement Fund, intends to present the proposal below for consideration at the Annual Meeting. Mr. P. DiNapoli reports that the New York State Common Retirement Fund has been a beneficial owner of Block, Inc. continuously for at least one year as of and including December 9, 2025. The address of the New York State Common Retirement Fund is 110 State Street, Albany, NY 12236. The proposal and the supporting statement appear below as received by us. We are not responsible for the accuracy or content of the proposal and supporting statement.

Establishing a Technology Committee
RESOLVED: Shareholders recommend that the Board of Directors of Block, Inc. ("Block" or "Company") establish a formal board-level Technology Committee. The Technology Committee's responsibilities may include, at the Board's discretion, key technological areas such as cybersecurity, artificial intelligence, data privacy and security, and other existing and/or emerging technology issues.
SUPPORTING STATEMENT AS RECEIVED BY BLOCK
Robust oversight benefits from board-level committee structures that effectively divide responsibilities into focused areas, especially around complex or high-risk issues.
As long-time shareholders, we believe that the current structure of Block's Board of Directors is deficient.
Block's Audit and Risk Committee (Audit Committee) is overburdened. In addition to data privacy and cybersecurity, the Audit Committee's charter includes oversight of the independent auditor; legal and regulatory compliance; internal controls and audit; financial statements; risk management; related party transactions; and oversight of Square Financial Services, the Company's industrial loan subsidiary.
The three current Audit Committee directors all serve on other board-level committees and have significant outside obligations. For example, one director serves as board chair of an international bank, a global media conglomerate, and the UK'S largest airport. Another was until recently the managing partner of a large venture capital firm, where he still serves as parter [sic], in addition to serving on the boards of three other public companies.
Block does not disclose a skills matrix that would allow investors to ascertain whether the Audit Committee's directors have the requisite knowledge to effectively oversee technology risk and adoption in addition to their already wide-ranging remit and outside obligations.
Four of the Company's 10 board members do not serve on any committees.
On January 15, 2025, Block paid $80 million to settle a coordinated financial enforcement action by 48 state regulators for violations of the Bank Secrecy Act and anti-money laundering laws. A consent order related to the same matters with New York State Department of Financial Services resulted in an additional $40 million penalty and cited cybersecurity deficiencies noting that "the Company's cybersecurity program [was] not subject to annual board review and approval" as required by state law.
The next day, the Consumer Financial Protection Bureau announced a separate $175 million settlement with Block for weak security protocols that "allowed fraud to proliferate."
The creation of a Technology Committee would help Block's board mitigate risks, better utilize its time and resources, make more informed decisions, strengthen accountability, and seize opportunities related to new technology adoption.
BOARD OF DIRECTORS’ RECOMMENDATION AGAINST AND STATEMENT OF OPPOSITION TO PROPOSAL NO. 4

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Our board of directors recommends that stockholders vote “AGAINST” this proposal.
Our board of directors regularly evaluates its committees structures to support the oversight of the Company’s strategy and risk profile, including matters relating to technology, cybersecurity, data privacy, artificial intelligence, and other emerging technologies. Our board of directors believes that the current structure provides oversight of these matters and that, in its judgment, establishing a board-level technology committee is not necessary at this time. We take matters relating to technology, cybersecurity, data privacy, and artificial intelligence seriously. We engaged constructively with the proponent regarding the proposal, including a discussion of the Company's governance and risk oversight framework.
Our board of directors has primary responsibility for oversight of technology-related matters, supported by our audit and risk committee and senior management.
Our audit and risk committee assists the board in overseeing technology-related risks as part of its broader oversight of the Company’s risk management framework. In this role, the committee receives periodic reports from senior management regarding information security, privacy and enterprise risk matters (including technology risks). The Chair of our audit and risk committee reports to our board of directors on significant matters following committee meetings, facilitating board-level visibility into technology-related risks and developments. Our CISO provides an annual update to our board of directors on cybersecurity and related risks. Our CISO has a dotted reporting line to our audit and risk committee and meets regularly with the Chair of our audit and risk committee, as appropriate. In addition, our board of directors reviews and approves the Company’s information security policy on an annual basis and considers technology developments as part of its oversight of the Company’s long-term strategy and priorities.
Our board of directors believes that technology, cybersecurity, privacy, artificial intelligence, and broader enterprise risks are closely interconnected. Oversight of these matters within an integrated framework supports a holistic view of risk and strategy.
Our board of directors will continue to assess its governance framework and committee structure in light of the Company’s evolving business and risk landscape. At this time, our board of directors believes that the current structure offers flexibility and provides for the board’s oversight of these matters without the need to establish an additional standing committee.
Vote Required
Approval of this stockholder proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

BLOCK 2026 Proxy Statement	22

REPORT OF THE AUDIT AND RISK COMMITTEE
The audit and risk committee is a committee of our board of directors comprised solely of independent directors as required by New York Stock Exchange (“NYSE”) listing standards and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The composition of the audit and risk committee, the attributes of its members, and the responsibilities of the audit and risk committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit and risk committee to oversee these activities. It is not the responsibility of the audit and risk committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit and risk committee has:
•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and EY;
•discussed with EY the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit and risk committee concerning independence, and has discussed with EY its independence.
Based on the audit and risk committee’s review and discussions with management and EY, the audit and risk committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Respectfully submitted by the members of the audit and risk committee of the board of directors:
Paul Deighton (Chair)
Roelof Botha
Neha Narula
This report of the audit and risk committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

BLOCK 2026 Proxy Statement	23

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 24, 2026. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Position
Jack Dorsey	49	Block Head and Chairperson
Amrita Ahuja	46	Foundational Lead, Chief Financial Officer, Chief Operating Officer and People Lead
Chrysty Esperanza	47	Counsel Lead, Chief Legal Officer, and Corporate Secretary
Brian Grassadonia	43	Ecosystem Lead
Owen Britton Jennings	36	Business Lead
Arnaud Weber	57	Engineering Lead
For biographical information for Jack Dorsey, refer to the section entitled “Board of Directors and Corporate Governance.”
Amrita Ahuja has served as our Foundational Lead and Chief Operating Officer since February 2023, as our Chief Financial Officer since January 2019, and as our People Lead since September 2025. From March 2018 to January 2019, Ms. Ahuja served as the Chief Financial Officer of Blizzard Entertainment, Inc., a division of Activision Blizzard, Inc. Beginning in June 2010, she served in various positions at Activision Blizzard, Inc., including as Senior Vice President of Investor Relations from January 2015 to May 2018, Vice President, Finance and Operations from August 2012 to January 2015 and Vice President, Strategy and Business Development from June 2010 to August 2012. Ms. Ahuja currently serves on the boards of directors of Airbnb, Inc. and a privately held company. She holds a B.A. in economics from Duke University and an M.B.A. from Harvard Business School.
Chrysty Esperanza has served as our Counsel Lead, Chief Legal Officer and Corporate Secretary since February 2023. From September 2024 to March 2025, Ms. Esperanza served as our Interim Chief Compliance Officer and BSA/AML Compliance Officer. From December 2021 to February 2023, Ms. Esperanza served as our General Counsel, having previously served as our Assistant Corporate Secretary from June 2021. From October 2013 to December 2021, Ms. Esperanza held various positions within the Counsel team. Ms. Esperanza currently serves on the board of trustees for the San Francisco Friends School and the board of directors of the San Francisco Public Library. Ms. Esperanza holds a B.A. in Mass Communication/Business Administration from the University of California, Los Angeles and a J.D. from the University of California College of the Law, San Francisco (formerly known as the UC Hastings College of Law).
Brian Grassadonia has served as our Ecosystem Lead since August 2024, having previously served as the CEO of Cash App (formerly referred to as Cash App Lead) since January 2013. From May 2012 to January 2013, Mr. Grassadonia served as our Director of Product Development, as well as our Director of Growth from February 2011 to May 2012. He joined the Company in September 2010 and served as Product Manager until February 2011. Mr. Grassadonia currently serves on the board of directors of a privately held company. Mr. Grassadonia holds a Bachelor of Applied Science (BASc) in Management Science from the University of California, San Diego.
Owen Britton Jennings has served as our Business Lead, having previously served as the Chief Operating Officer of Cash App from June 2022 until August 2024 and Head of Product and Business of Cash App from July 2021 until June 2022. From November 2016 to July 2021, Mr. Jennings served in various roles within the product and business function of Cash App. Mr. Jennings serves on the board of directors of a privately held company. He holds a B.A. in philosophy from Dartmouth College.
Arnaud Weber has served as our Engineering Lead since November 2025, having previously served as Cash App Engineering Lead from June 2025 to November 2025. From February 2023 to May 2025, Mr. Weber served as the Founder, Chief Technology Officer and Engineering Lead of Big Sur AI. Beginning in November 2019, he served in various positions at Twitter, Inc., including as Engineering Lead - Consumer Product from February 2022 to November 2022 and Engineering Lead - Revenue Product from November 2019 to February 2022. Mr. Weber holds a degree in Engineering, Operating System and Network from EPITA: Ecole d'Ingénieurs en Informatique.

BLOCK 2026 Proxy Statement	24

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis summarizes the material components of our executive compensation program and our executive compensation policies, practices, and compensation decisions for 2025 for our “named executive officers.” Our named executive officers for 2025 were:

Jack Dorsey	Block Head and Chairperson
Amrita Ahuja	Foundational Lead, Chief Financial Officer, Chief Operating Officer and People Lead
Brian Grassadonia	Ecosystem Lead
Owen Britton Jennings	Business Lead
Dhanji R. Prasanna	Former Technology + Engineering Lead[1]
Arnaud Weber	Engineering Lead
1 Mr. Prasanna ceased serving as Technology+ Engineering Lead and as an executive officer as of November 2025.
Compensation Philosophy
At Block, we are building technology that enables people and businesses to participate more fully in the economy. Our purpose is economic empowerment, helping individuals and businesses manage, move, and grow their money through simple and connected tools.
Our compensation programs are designed to attract, retain, and grow the best teams that are aligned with this purpose and embody the values of our company culture. Our compensation philosophy is centered around the following core principles:
•Market Competitive: We have a data-driven approach to ensure we stay competitive by benchmarking compensation against industry peers, recognizing that compensation is just one element of our broader value proposition.
•Performance Driven: By providing a substantial percentage of our executives' compensation as stock-based awards, we directly link compensation to shareholder value, while fostering a merit-based system that recognizes and rewards impact.
•Equitable: We value and differentiate pay based on responsibility, skill, capability, performance, and experience.
•Simple: Our compensation programs are clear and easy for our executives to understand, maximizing line-of-sight to reinforce a clear connection between pay and performance.

Compensation Design and Objectives
In 2025, we continued to maintain a simplified approach to employee and executive compensation. Compensation for our named executive officers consists largely of base salary and equity awards intended to align incentives to grow our business. Equity incentives were provided through a combination of stock options and RSUs. We believe that this combination provided an appropriate mix of performance-driven appreciation opportunities through stock options, and alignment of rewards with the long-term interests of our stockholders through RSUs.
The primary objective of our executive compensation program is to drive long-term stockholder value. We seek to achieve this objective by designing our executive compensation programs to:
•recruit and retain talented individuals who can develop, implement and deliver on long-term value creation strategies by using competitive pay packages focused on long-term retention;

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•motivate our executives to deliver the highest level of individual, team, and Company performance; and
•provide heavier weighting (over 90% of aggregate named executive officer compensation during 2025) towards equity-based compensation directly tied to the long-term value and growth of our company and to align the interests of our executives with those of our stockholders.
For 2025, we made the following executive compensation decisions:
•Block Head Compensation: Mr. Dorsey requested that our compensation committee continue to provide him with no cash or equity compensation except for an annual base salary of $2.75. Our compensation committee considered Mr. Dorsey’s request in light of his significant ownership position, determined that Mr. Dorsey’s financial incentives are strongly aligned with the interests of long-term stockholders without further compensation and, therefore, approved Mr. Dorsey’s request. Mr. Dorsey continues to participate in several company-wide benefit programs, such as our disability insurance coverages, on the same basis as our other salaried, full-time employees.
•Base Salaries: In April 2025, we adjusted the base salary levels of each of our named executive officers (other than Mr. Weber, who joined us in June 2025) after consideration of a competitive market analysis, and after taking into consideration each executive’s performance and contributions over the prior year. While cash compensation for our executives remains generally lower than our peer benchmarks, these adjustments are intended to improve the competitive alignment of our executive compensation program. In August 2025, the compensation committee approved an increase in Mr. Weber's base salary in connection with his anticipated promotion to Engineering Lead.
•Equity Awards: Annual equity awards were made through a combination of stock options and RSUs to each of our named executive officers (other than our Block Head) to provide them with additional incentives to remain with us and to maintain alignment of our total compensation programs with the competitive market.
We conduct a comprehensive review of our compensation philosophy, objectives, and design, including a review of our executive compensation program, on an annual cycle. We may implement new compensation plans and arrangements for our named executive officers and/or employees where we deem necessary or appropriate, including to attract or retain high-caliber talent to our organization or provide incentives for them to drive Block’s success.

2026 Executive Compensation Changes
Beginning in 2026, we expect to introduce an annual cash incentive bonus program for our leadership team, including our named executive officers, with payouts based on the achievement of company-wide gross profit and operating income targets. The program is expected to be formulaic, with equal weighting of these two metrics and payout opportunities ranging from 0% to 200% of target based on Company performance. In addition, all equity awards granted to our named executive officers in 2026 are expected to be in the form of restricted stock units, replacing our prior mix of stock options and RSUs. We believe these changes will strengthen the alignment between pay and performance by introducing a performance-based cash component tied to key financial outcomes, while continuing to emphasize long-term equity that aligns our executives with stockholders.
Impact of 2025 Stockholder Advisory Vote on Executive Compensation
In June 2025, we conducted a non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, at our 2025 annual meeting of stockholders. Our stockholders overwhelmingly voted to approve the compensation of the named executive officers, with approximately 97% of the votes cast in favor of our executive compensation program.
Our compensation committee was mindful of this strong support, and after considering this advisory vote result and evaluating our executive compensation policies and practices throughout 2025, determined that we should maintain the compensation philosophy and objectives from prior years and retain our general approach to executive compensation. As a result, our compensation committee decided to continue to provide

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compensation with an emphasis on equity compensation that rewards our most senior executives when they deliver value for our stockholders.
Consistent with the recommendation of our board of directors and the approval of our stockholders in connection with the advisory vote on the frequency of future say-on-pay votes conducted at our 2022 annual meeting of stockholders, the board of directors has determined to hold annual advisory votes on the compensation of our named executive officers. Accordingly, the next advisory vote to approve executive compensation will occur at the 2026 annual meeting of stockholders. The next advisory vote on the frequency of future say-on-pay votes will occur at our 2028 annual meeting of stockholders.
Compensation-Setting Process
Role of Our Compensation Committee
Our compensation committee administers and determines the parameters of the executive compensation program. Our compensation committee currently consists of Ms. Meeker and Messrs. Botha, Deighton, and Garutti, with Ms. Meeker serving as Chair. Each of our compensation committee members qualifies as an “independent director” for purposes of the listing standards of the NYSE. Each of Ms. Meeker and Messrs. Botha, Deighton, and Garutti also qualify as a “non-employee director” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee may establish, and has from time to time established, a subcommittee to which it delegates authority to grant and administer equity awards, to help promote compliance with Section 16 of the Exchange Act. For purposes of the discussion below, references to “compensation committee” shall mean the “subcommittee” for all actions taken with respect to such awards in 2025, except as otherwise noted.
Under its charter, our compensation committee reviews, approves, and determines, or makes recommendations to our board of directors regarding, executive officer compensation. For additional information on our compensation committee, including its authority, refer to the section entitled “Board of Directors and Corporate Governance—Board of Directors Meetings, Attendance, and Committees—Compensation Committee.”
Role of Management
Our Block Head, People Lead, and members of our People team provide our compensation committee with information on the scope and responsibility of each named executive officer, an assessment of such officer's individual performance, including through peer feedback and executive self-assessments, market data, and their perspectives and recommendations on compensation matters. Our compensation committee values our Block Head’s perspective and input on each named executive officer’s performance and contributions to our business. The input of our Block Head is an important factor that our compensation committee uses in making its executive compensation decisions, along with input from our external compensation advisors on market trends. No named executive officer participates in deliberations regarding their own compensation.
For named executive officers who are hired externally, their initial compensation arrangements are determined through negotiations with each named executive officer. Typically, our Block Head provides input on the terms of these arrangements, with the oversight and final approval of our board of directors or our compensation committee. Compensation for individuals promoted into named executive officer positions is recommended by our Block Head and our People Lead and reviewed and approved by the compensation committee.
Role of Compensation Consultant
Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2025, our compensation committee continued to engage Pay Governance, an independent compensation consultant, to assist with its duties, including providing advice relating to our compensation peer group selection as well as providing support and specific analyses with regard to compensation data and formulation of recommendations for executive and outside director compensation. Pay Governance reports directly to our compensation committee and not to management, is independent from us and has provided no other services to us other than the services provided to our compensation committee.
Our compensation committee has assessed the independence of Pay Governance, taking into account, among other matters, the enhanced independence standards and factors set forth in Exchange Act

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Rule 10C-1 and the applicable listing standards of the NYSE, and concluded that there are no conflicts of interest regarding the work that Pay Governance performs for our compensation committee.
Competitive Positioning
In determining the compensation for our named executive officers, our compensation committee, with assistance from the committee’s independent compensation consultant, reviews the compensation practices and levels of our compensation peer group. This compensation peer group analysis is used to assess whether our executive compensation program and individual compensation levels for our named executive officers are appropriately positioned to attract and retain high-performing talent.
Our compensation peer group is set forth below and was established for 2025 with input from Pay Governance. The compensation peer group was developed using a rules-based/mechanical approach and reflects publicly-traded companies with similar industry, geography, and financial characteristics as us. The quantitative characteristics evaluated included market capitalization, gross profit, revenue, gross profit growth, Rule of 40 achievement, and employee count. Our compensation committee intends to regularly review our compensation peer group and the underlying criteria to assess whether it remains appropriate for review and comparison purposes.
Following its annual review of the compensation peer group and the application of the criteria described above, the compensation committee approved changes to the peer group for 2025, including the removal and addition of companies, to ensure it continues to reflect companies with similar industry, scale, growth, and financial characteristics. Four companies, Autodesk, Snap, Twilio, and Zoom Video, that had met the criteria for inclusion in our peer group in 2024 no longer met those criteria in 2025 and were removed from our 2025 peer group. Similarly, companies that were outside of our scoping metrics in 2024 but within them in 2025 were added to our compensation peer group. Those companies are noted by a * in the list below. Accordingly, the compensation peer group used to inform our 2025 compensation decisions were:

Adobe*	DoorDash	Intuit	Shopify

Affirm	eBay	Palo Alto Networks	Toast

Airbnb	Fiserv	PayPal	Uber

Atlassian*	Global Payments	ServiceNow	Workday

Coinbase
Relative to our compensation peer group above, at the time of approval of our peer group in October 2024, Block ranked at the 89th percentile on a trailing four quarters GAAP revenue basis and at the 24th percentile on a market capitalization basis.
Our compensation committee supplemented the compensation data from our compensation peer group with analysis of data from the Radford Compensation Survey. For this additional analysis, our compensation committee reviewed aggregate data from the Radford survey participants that were also members of our compensation peer group.
Though its analysis of competitive market data informs its decisions, our compensation committee also applies its subjective judgment in determining the pay levels of individual named executive officers. Additional factors our compensation committee considers when making its compensation decisions include input from our Block Head and our People Lead, company performance, individual performance and experience, individual skills and expertise, each named executive officer’s role, and/or retention and incentive objectives.
Elements of Executive Compensation
Our executive compensation program for 2025 consisted of only two primary elements: base salary and long-term incentive compensation in the form of equity awards.
During 2025, we provided no cash-based incentive compensation opportunities to our named executive officers, instead focusing on linking compensation to stockholder value by using equity awards as the primary means of incentive compensation. Beginning in 2026, we expect to introduce an annual cash incentive bonus

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program for our named executive officers, with payouts based on the achievement of company-wide gross profit and operating income targets. We do not use specific formulas or weightings in determining the allocation between base salary and long-term incentive compensation; instead, each named executive officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation to provide incentives to achieve our objectives.
We also provide severance and change of control benefits for our named executive officers as part of our executive compensation program. To remain consistent with our compensation goals of fairness and simplicity, each named executive officer (other than our Block Head) is entitled to severance and change of control benefits based on the same formulas.
Our named executive officers also participate in several company-wide health and welfare benefit plans that are generally available to our other employees.
Base Salary
Base salary for our named executive officers is the fixed component of our executive compensation program. We use base salary to compensate our named executive officers for services rendered during the year and to recognize the experience, skills, knowledge, and responsibilities required of each named executive officer. We apply no specific formula to determine adjustments to base salary. We continue to provide base salaries that are conservative relative to competitive market pay levels.
In April 2025, our compensation committee reviewed the base salaries of our named executive officers except Mr. Weber who was not hired until June 2025, taking into consideration a competitive market analysis performed by Pay Governance, the recommendations of our Block Head and our People Lead, the desire to retain our highly qualified executive team, and the other factors described above. Following this review, our compensation committee decided to increase the annual base salary levels for our named executive officers (except Mr. Weber) to $600,000 USD (or the equivalent in the named executive officer's local currency). In addition, our compensation committee determined that it was appropriate to keep our Block Head’s 2025 base salary level at $2.75 per year, at the request of our Block Head and with compensation committee approval.
In August 2025, the compensation committee approved an increase in Mr. Weber's base salary from $550,000 USD to $600,000 USD in connection with his anticipated promotion to Engineering Lead, which became effective in November 2025, and to align his base salary with other named executive officers.
The annualized base salaries of our named executive officers as of December 31, 2025, compared to December 31, 2024, were:

Named Executive Officer	Annual Base Salary as of December 31, 2024	Annual Base Salary as of December 31, 2025	Percentage Increase
Jack Dorsey	$2.75	$2.75	0%
Amrita Ahuja	$565,000	$600,000	6%
Brian Grassadonia	$565,000	$600,000	6%
Owen Britton Jennings	$565,000	$600,000	6%
Dhanji R. Prasanna⁽¹⁾	$580,000	$616,667	6%
Arnaud Weber	NA(2)	$600,000	NA(2)
(1)Mr. Prasanna’s base salary has been converted from AUD to USD at an exchange rate of 1.50 AUD to 1.00 USD, using the exchange rate as of December 31, 2025.
(2)Mr. Weber was hired as Cash App Engineering Lead on June 2, 2025 and therefore did not receive a 2024 base salary.
Equity Compensation
We believe that sustainable long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by all our employees. We seek to incentivize this focus in our employees,

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including our named executive officers, through the use of equity-based awards, the value of which depends on the performance of our stock.
Equity awards are central to our executive compensation program, which is designed to promote fairness, maintain simplicity, and provide rewards based on demonstrable performance. Equity ownership aligns the interests of our named executive officers with the interests of our stockholders by enabling them to participate in the long-term appreciation of the value of our common stock. Additionally, equity awards provide an important tool for us to retain our named executive officers, as awards are subject to vesting over a multi-year period subject to continued service with the Company. Typically, these awards vest over four years, contingent on continued service, and the awards to our named executive officers in 2025 followed this practice.
Our executive compensation program has historically provided equity incentives through a mix of stock options and RSUs. For the 2026 fiscal year, the compensation committee expects that all stock-based awards granted to our named executive officers will be in the form of RSUs. Awards of RSUs create alignment with our long-term stockholders by providing both upside and downside subject to our stock price performance. In determining the mix of stock options and RSUs for 2025, our compensation committee, with input from our Block Head, our People Lead, and Pay Governance, considered competitive market practices as well as the retention and performance incentives of outstanding equity holdings and determined that a mix of approximately 50% stock options and 50% RSUs, based on the target grant date value of the awards, provided appropriate incentives for the named executive officers in 2025. We do not have an established set of criteria for granting equity awards. Instead, our compensation committee has exercised its judgment and discretion, in consultation with our Block Head and our People Lead, and considered, among other factors, the role and responsibility of each named executive officer, competitive factors, the amount of equity compensation already held by each named executive officer (and the extent to which it was vested), and the cash compensation to be received by each named executive officer, to determine and approve the size and terms of new equity awards.
In 2025, we granted annual equity awards to our named executive officers described in the table below. In determining the size and terms of these annual equity awards, our compensation committee, with input from our Block Head, our People Lead, and Pay Governance, considered the past and expected future key contributions of each of these named executive officers, the extent to which their existing equity awards were vested, and the competitive market data for similarly situated executives. Our compensation committee believed it was appropriate to grant each of them new equity awards to help achieve our retention goals and further align their compensation with the competitive market.

Named Executive Officer	Number of Securities Underlying Options (#)⁽¹⁾	RSUs (#)		Grant Date Fair Value ($)
Amrita Ahuja	210,960	102,230	⁽²⁾	11,728,451
Brian Grassadonia	105,480	51,115	⁽²⁾	5,864,225
Owen Britton Jennings	235,446	114,095	⁽²⁾	13,089,722
Dhanji R. Prasanna	282,535	136,914	⁽²⁾	15,707,661
Arnaud Weber	—	231,375	⁽³⁾	17,952,386
	—	49,316	⁽⁴⁾	3,954,157
___________________________________
(1)One forty-eighth of the shares subject to the option vest each month beginning April 20, 2025, subject to continued service with the Company. The award is subject to certain acceleration of vesting provisions under Ms. Ahuja’s and Messrs. Grassadonia’s, Jennings', and Prasanna’s change of control and severance agreements.
(2)One-sixteenth of the RSUs vest in equal quarterly installments over four years beginning May 20, 2025, subject to continued service with the Company. The RSUs are subject to certain acceleration of vesting provisions under Ms. Ahuja’s and Messrs. Grassadonia's, Jennings’, Prasanna's, and Weber's change of control and severance agreements.
(3)Reflects a new hire award to Mr. Weber in July 2025. One-sixteenth of the RSUs vest in equal quarterly installments over four years beginning August 20, 2025, subject to continued service with the Company. The RSUs are subject to certain acceleration of vesting provisions under Mr. Weber’s change of control and severance agreements.
(4)Reflects a promotional award to Mr. Weber in October 2025. One-sixteenth of the RSUs vest in equal quarterly installments over four years beginning November 20, 2025. The RSUs are subject

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to continued service with the Company and subject to certain acceleration of vesting provisions under Mr. Weber's change of control and severance agreements.
Mr. Dorsey did not receive any equity awards in 2025 at his request, and because our compensation committee believed that his existing equity ownership position sufficiently aligned his interests with those of our stockholders.
Equity Grant Timing Practices
The compensation committee has adopted an Equity Award Grant Policy that provides for the timing of grants of annual equity awards to our executive officers that is consistent with our annual compensation cycle. Pursuant to this practice, the compensation committee or its subcommittee approves the intended dollar value of annual equity awards to be granted to our executive officers during its first regularly scheduled meeting held during the first quarter of our fiscal year. The compensation committee or its subcommittee then approves the grant of the annual equity awards to our executive officers, including the vesting schedule and other terms and conditions applicable thereto, during its regularly scheduled meeting in the second quarter of our fiscal year. The number of shares to be awarded as part of the annual grants is generally determined by dividing the intended award value by (i) in the case of options, the Black Scholes valuation of an option as of the date of grant and (ii) in the case of RSUs, the average trading price for a share of the Company’s Class A common stock over the 30 trading days preceding the grant date. The dates for these committee meetings are typically set more than a year in advance on a fairly consistent cadence year over year. Our compensation committee also has delegated authority to our management equity committee, which during 2025 consisted of our Block Head and People Lead, to make equity grants within predetermined guidelines to employees and consultants who are not our Section 16 officers or members of our management equity committee. Awards to our non-employee directors are granted automatically pursuant to our outside director compensation policy.
Occasionally, we may also grant equity awards outside our annual grant cycle, including for new hires, promotions, or other special circumstances. The timing of any equity grants to executive officers in connection with any such new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).
In all cases, the timing of grants of equity awards, including stock options, is intended to occur independent of the release of any material non-public information, and we do not otherwise time the grant of equity-based awards to take advantage of the release of material non-public information or time the disclosure of material non-public information for the purpose of affecting the value of executive equity-based compensation.
During 2025, we did not grant stock options to any named executive officers during the period(s) beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.
No Special Retirement, Health, or Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit programs on the same basis as our other salaried employees. We maintain a tax-qualified retirement plan (“401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 65% of their eligible compensation subject to applicable annual tax limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions and profit-sharing contributions. For the plan year beginning on January 1, 2025, we made a matching contribution equal to 100% of participants’ pre-tax and Roth contributions up to $2,000 and after that, 50% of participants’ pre-tax and Roth contributions up to a maximum matching contribution of $5,000 per participant. We have not made any profit-sharing contributions to date.
Our health and welfare benefits include medical, dental, and vision; disability insurance; basic life insurance coverage; accidental death and dismemberment insurance and a monthly wellness allowance. We design our employee benefits programs to be affordable and competitive in relation to the market and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.

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Limited Perquisites and Other Personal Benefits
We do not provide perquisites or other personal benefits to our named executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our named executive officers more efficient and effective, and for recruitment and retention purposes.
Post-Employment Compensation
We have entered into change of control and severance agreements with our named executive officers that provide for certain specified payments and benefits if a termination of employment occurs under specified circumstances, including following a change of control of our company. We believe these protections are necessary to provide our valuable executives with incentives to forgo other employment opportunities and remain employed with us and to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including if there is a potential transaction that could involve a change of control. In addition, these protections are available only if a named executive officer executes and does not revoke a general release of claims in our favor. The terms of these agreements were determined by our compensation committee, with input from our management team, following a review of analysis prepared by our independent compensation consultants of relevant market data for other companies with whom we compete for executive talent.
For a summary of the material terms of the change of control and severance agreements and an estimate of the payments and benefits that may be received by our named executive officers under these arrangements, refer to the section entitled “Potential Payments upon Termination or Change of Control.”
Other Compensation Information
Hedging and Pledging Prohibitions
We have an Insider Trading Policy, which, among other matters, prohibits our employees, including officers, or directors from making short sales, engaging in transactions in publicly traded options (such as puts and calls) and other derivative securities relating to our common stock, pledging any of our securities as collateral for a loan, and holding any of our securities in a margin account, whether such securities are granted as compensation or are held, directly or indirectly, by the employee or director. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.
Deductibility of Executive Compensation
Section 162(m) of the Code, generally limits the amount we may deduct from our federal income taxes for compensation paid to our Block Head and certain other executive officers to $1 million per executive officer per year, subject to certain exceptions. Neither our compensation committee nor any authorized subcommittee, as applicable, has adopted a policy that all equity or other compensation must be deductible.
When approving the amount and form of compensation for our executive officers, we generally consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. Our compensation committee or its authorized subcommittee, as applicable, may, in its judgment, authorize compensation payments that will or may not be deductible when it believes that such payments are appropriate to attract, retain, or motivate executive talent.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any of our named executive officers with a “gross-up” or other reimbursement payment for any tax liability they might owe because of the application of Sections 280G, 4999, or 409A of the Code. If any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, they would receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer.

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Accounting for Share-Based Compensation
Our compensation committee considers accounting effects in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard that governs the accounting treatment of stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock-based awards, generally based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may realize no value from their awards. ASC 718 also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers to ensure ongoing alignment of the interests of our executive officers with the long-term interests of our stockholders. For additional information concerning these guidelines, see the section entitled “Board of Directors and Corporate Governance—Stock Ownership Guidelines.”
Compensation “Clawback” Policy
Our compensation committee recommended, and our board of directors adopted, a financial restatement clawback policy in accordance with SEC and NYSE requirements, which became effective as of October 2, 2023 (the “Financial Restatement Clawback Policy”). Consistent with these requirements, the Financial Restatement Clawback Policy provides that, subject to the limited exemptions permitted under these requirements, if we are required to prepare an accounting restatement due to our material noncompliance with financial reporting requirements under applicable securities laws, we must recover from covered executive officers any incentive-based compensation received by them while they were an executive officer, after October 2, 2023 and during the applicable recoupment period (which generally includes the three completed fiscal years prior to the date we conclude, or reasonably should have concluded, that we are required to prepare, or the date on which a court, regulator, or other legally authorized body directs us to prepare, a financial restatement) that was in excess of what they would have received had their incentive compensation been determined based on the restated amounts. A copy of our Financial Restatement Clawback Policy was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
In addition to the Financial Restatement Clawback Policy, our board of directors adopted a severance clawback policy in October 2023, which permits us to recover certain severance compensation paid to any covered individual subject to a severance agreement in the case of certain misconduct.

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Compensation Committee Report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Compensation Committee

Mary Meeker (Chair)
Roelof Botha
Paul Deighton
Randy Garutti

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Compensation Risk Assessment
Our management team and our compensation committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation programs, policies, and practices for all executive employees, including our named executive officers. In connection with their oversight, Pay Governance and management conducted a risk review of our executive compensation plans and arrangements in which our executives (including our named executive officers) participate to determine whether these plans and arrangements have any features that might create undue risks or encourage inappropriate and excessive risk taking that could threaten our value. In this review, we considered numerous factors and design elements that enable us to monitor, manage, and mitigate risk without diminishing the effect of the incentive nature of compensation, including our practice of awarding long-term incentive compensation in equity awards to our named executive officers to directly tie their compensation to their contributions to the long-term value of our company and other risk mitigators such as the Insider Trading Policy prohibiting stock pledging and hedging, formal stock ownership guidelines, and a clawback/compensation recovery policy.
Based on our review, we have concluded that any potential risks arising from our executive compensation programs, policies, and practices are not reasonably likely to have a material adverse effect on Block.
Fiscal 2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)⁽¹⁾	Option Awards ($)⁽¹⁾	All Other Compensation ($)⁽²⁾	Total Compensation ($)
Jack Dorsey	2025	2.75	—	—	—	2.75
Block Head	2024	2.75	—	—	—	2.75
	2023	2.75	—	—	—	2.75

Amrita Ahuja	2025	591,250	5,690,122	6,038,329	5,000	12,324,701
Foundational Lead, Chief Financial Officer, Chief Operating Officer and People Lead	2024	565,000	7,423,210	7,453,414	5,000	15,446,624
	2023	559,259	7,997,873	7,986,849	5,000	16,548,981

Brian Grassadonia	2025	591,250	2,845,061	3,019,165	5,000	6,460,475
Ecosystem Lead	2024	565,000	6,433,429	6,459,622	5,000	13,463,051
	2023	555,000	5,736,827	5,751,323	5,000	12,048,150

Owen Britton Jennings	2025	591,250	6,350,528	6,739,194	5,000	13,685,972
Business Lead	2024	526,042	10,300,054	—	5,000	10,831,096

Dhanji R. Prasanna	2025	607,500	7,620,633	8,087,028	19,977	16,335,138
Former Technology + Engineering Lead	2024	540,220	11,167,687	2,981,375	17,800	14,707,082

Arnaud Weber	2025	338,958	21,906,543	—	3,910	22,249,412
Engineering Lead
___________________________________
(1)The amounts included in the “Stock Awards” and “Option Awards” columns include the aggregate grant date fair value of RSUs and option awards calculated in accordance with ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. To determine the grant-date fair value of our stock-based payment awards for RSUs, we use the closing stock price on the date of grant as described in the section entitled “Share-based Compensation” of Note 1, Description of Business and Summary of Significant Accounting Policies,

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in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The valuation assumptions used in determining the fair value of stock option awards reported in these columns are described in the “Share-based Compensation” section of Note 16, Stockholders' Equity in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(2)For 2025, amounts disclosed in this column include the aggregate incremental costs of perquisites and other personal benefits, including (i) the 401(k) employer match for Ms. Ahuja and Messrs. Jennings, Grassadonia, and Weber; and (ii) superannuation fund amounts required by Australian law for Mr. Prasanna.
Grants of Plan-Based Awards in 2025
The following table sets forth information regarding grants of awards made to our named executive officers during 2025. We did not grant any plan-based cash awards during 2025.

Name	Grant Date	Number of Securities Underlying RSUs (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)⁽¹⁾
Jack Dorsey	—	—	—	—	—
Amrita Ahuja	4/23/2025	102,230	210,960	55.66	11,728,451
Brian Grassadonia	4/23/2025	51,115	105,480	55.66	5,864,225
Owen Britton Jennings	4/23/2025	114,095	235,446	55.66	13,089,722
Dhanji R. Prasanna	4/23/2025	136,914	282,535	55.66	15,707,661
Arnaud Weber	7/30/2025	231,375	—	77.59	17,952,386	⁽²⁾
	10/28/2025	49,316	—	80.18	3,954,157	⁽²⁾
___________________________________
(1)The amounts included in this column represent the aggregate grant date fair value of RSUs and option awards calculated in accordance with ASC 718. To determine the grant-date fair value of our stock-based payment awards for RSUs, we use the closing stock price on the date of grant as described in the section entitled “Share-based Compensation” of Note 1, Description of Business and Summary of Significant Accounting Policies, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.The valuation assumptions used in determining the grant date fair value of stock option awards reported in this column are described in the “Share-based Compensation” section of Note 16, Stockholders' Equity in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(2)Represents new hire and promotional awards to Mr. Weber. The July 2025 award represents an RSU grant in connection with his new hire role with the Company. The October 2025 award to Mr. Weber represents an RSU grant in connection with his anticipated appointment to the position of Engineering Lead in November 2025.
Outstanding Equity Awards at 2025 Year-End
The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2025. For additional information regarding the impact of certain employment termination scenarios on outstanding equity awards, refer to the section entitled “Potential Payments upon Termination or Change of Control.”

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	Option Awards					Stock Awards
Name	Grant Date⁽¹⁾	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)⁽²⁾	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)⁽³⁾
Jack Dorsey	—	—	—	—	—	—	—

Amrita Ahuja	1/24/2019⁽⁴⁾	30,532	—	73.94	1/23/2029	—	—
	4/21/2020⁽⁵⁾	77,975	—	57.40	4/20/2030	—	—
	4/27/2021⁽⁵⁾	36,688	—	253.79	4/26/2031	—	—
	4/19/2022⁽⁵⁾	77,055	7,006	125.62	4/18/2032	—	—
	4/19/2022⁽⁶⁾	—	—	—	—	5,254	341,983
	3/20/2023⁽⁵⁾	123,043	55,930	74.50	3/19/2033	—	—
	3/20/2023⁽⁷⁾	—	—	—	—	33,549	2,183,704
	4/24/2024⁽⁵⁾	71,186	91,526	74.03	4/23/2034	—	—
	4/24/2024⁽⁸⁾	—	—	—	—	56,404	3,671,336
	4/23/2025⁽⁵⁾	39,555	171,405	55.66	4/22/2035	—	—
	4/23/2025⁽⁹⁾	—	—	—	—	83,063	5,406,571

Brian Grassadonia	4/19/2017⁽⁵⁾	137,122	—	17.20	4/18/2027	—	—
	4/25/2018⁽¹⁰⁾	109,026	—	44.75	4/24/2028	—	—
	4/24/2019⁽⁵⁾	99,224	—	71.99	4/23/2029	—	—
	4/21/2020⁽⁵⁾	169,001	—	57.40	4/20/2030	—	—
	4/27/2021⁽⁵⁾	36,688	—	253.79	4/26/2031	—	—
	4/19/2022⁽⁵⁾	88,615	8,056	125.62	4/18/2032	—	—
	4/19/2022⁽¹¹⁾	—	—	—	—	6,042	393,274
	4/26/2023⁽⁵⁾	108,556	49,345	60.57	4/25/2033	—	—
	4/26/2023⁽¹²⁾	—	—	—	—	29,599	1,926,599
	4/24/2024⁽⁵⁾	61,694	79,323	74.03	4/23/2034	—	—
	4/24/2024⁽¹³⁾	—	—	—	—	48,884	3,181,860
	4/23/2025⁽⁵⁾	19,777	85,703	55.66	4/22/2035	—	—
	4/23/2025⁽¹⁴⁾	—	—	—	—	41,532	2,703,318

Owen Britton Jennings	4/21/2020⁽¹⁵⁾	11,368	—	57.40	4/20/2030	—	—
	4/21/2020⁽⁵⁾	10,312	—	57.40	4/20/2030	—	—
	4/19/2022⁽¹⁶⁾	—	—	—	—	4,729	307,811
	10/19/2022⁽¹⁷⁾	—	—	—	—	11,494	748,144
	4/26/2023⁽¹⁸⁾	—	—	—	—	18,372	1,195,833
	4/24/2024⁽¹⁹⁾	—	—	—	—	48,884	3,181,860
	10/23/2024⁽²⁰⁾	—	—	—	—	37,237	2,423,756
	4/23/2025⁽⁵⁾	44,146	191,300	55.66	4/22/2035	—	—
	4/23/2025⁽²¹⁾	—	—	—	—	92,703	6,034,038

Dhanji R. Prasanna	4/26/2023⁽²²⁾	—	—	—	—	11,146	725,493
	2/7/2024⁽²³⁾	—	—	—	—	23,621	1,537,491
	4/24/2024⁽²⁴⁾	—	—	—	—	22,562	1,468,561
	4/24/2024⁽⁵⁾	28,474	36,611	74.03	4/23/2034	—	—
	10/23/2024⁽²⁵⁾	—	—	—	—	47,876	3,116,249
	4/23/2025⁽⁵⁾	52,975	229,560	55.66	4/22/2035	—	—
	4/23/2025⁽²⁶⁾	—	—	—	—	111,243	7,240,807

Arnaud Weber	7/30/2025⁽²⁷⁾	—	—	—	—	202,454	13,177,731
	10/28/2025⁽²⁸⁾	—	—	—	—	46,234	3,009,371
___________________________________

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(1)Each of the outstanding equity awards was granted pursuant to the 2015 Equity Incentive Plan or the 2025 Equity Incentive Plan.
(2)This column represents the fair market value of a share of our Class A common stock on the date of grant, as determined by our board of directors.
(3)Calculated by multiplying (i) $65.09, the fair market value of our Class A common stock per share on December 31, 2025, as determined using the closing price on the New York Stock Exchange, by (ii) the number of shares of Class A common stock that have not yet vested.
(4)One-fourth of the shares subject to the option vested on the first anniversary of the option’s vesting commencement date and one forty-eighth of the shares vested monthly thereafter, subject to continued service with us.
(5)One forty-eighth of the shares subject to the option vest monthly from the date of the vesting commencement date, subject to continued service with us.
(6)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 42,031 shares subject to the RSUs vested on July 1, 2022, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of April 1, 2026, subject to continued service with us.
(7)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 107,354 shares subject to the RSUs vested on May 20, 2023, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2027, subject to continued service with us.
(8)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 100,273 shares subject to the RSUs vested on May 20, 2024, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2028, subject to continued service with us.
(9)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 102,230 shares subject to the RSUs vested on May 20, 2025, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2029, subject to continued service with us.
(10)One-twelfth of 10% of the options vested monthly beginning on May 1, 2018 for 12 months, and the remaining one-thirty-sixth of 90% of the shares vested monthly thereafter, subject to continued service with us.
(11)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 48,336 shares subject to the RSUs vested on July 1, 2022, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of April 1, 2026, subject to continued service with us.
(12)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 94,714 shares subject to the RSUs vested on May 20, 2023, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2027, subject to continued service with us.
(13)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 86,903 shares subject to the RSUs vested on May 20, 2024, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2028, subject to continued service with us.
(14)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 51,115 shares subject to the RSUs vested on May 20, 2025, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2029, subject to continued service with us.
(15)One-twelfth of 10% of the options vested monthly beginning on May 1, 2020 for 12 months, and the remaining one-thirty-sixth of 90% of the shares vested monthly thereafter, subject to continued service with us.
(16)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 37,828 shares subject to the RSUs vested on July 1, 2022, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of April 1, 2026, subject to continued service with us.

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(17)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 61,297 shares subject to the RSUs vested on November 20, 2022, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of August 20, 2026, subject to continued service with us.
(18)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 58,788 shares subject to the RSUs vested on May 20, 2023, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2027, subject to continued service with us.
(19)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 86,903 shares subject to the RSUs vested on May 20, 2024, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2028, subject to continued service with us.
(20)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 54,162 shares subject to the RSUs vested on November 20, 2024, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of August 20, 2028, subject to continued service with us.
(21)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 114,095 shares subject to the RSUs vested on May 20, 2025, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2029, subject to continued service with us.
(22)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 35,665 shares subject to the RSUs vested on May 20, 2023, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2027, subject to continued service with us.
(23)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 47,241 shares subject to the RSUs vested on February 20, 2024, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of November 20, 2027, subject to continued service with us.
(24)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 40,109 shares subject to the RSUs vested on May 20, 2024, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2028, subject to continued service with us.
(25)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 69,637 shares subject to the RSUs vested on November 20, 2024, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of August 20, 2028, subject to continued service with us.
(26)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 136,914 shares subject to the RSUs vested on May 20, 2025, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of February 20, 2029, subject to continued service with us.
(27)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 231,375 shares subject to the RSUs vested on August 20, 2025, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of May 20, 2029, subject to continued service with us.
(28)Each share is subject to an RSU representing a contingent right to receive one share of our Class A common stock upon settlement. One-sixteenth of the total 49,316 shares subject to the RSUs vested on November 20, 2025, and one-sixteenth of the RSUs vest every three months thereafter until the RSU is fully vested as of August 20, 2029, subject to continued service with us.

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Option Exercises and Stock Vested in 2025
The following table sets forth the number of shares of common stock acquired during 2025 by our named executive officers upon the exercise of stock options or upon the vesting of RSUs as well as the value realized upon such equity award transactions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)⁽¹⁾	Number of Shares Acquired on Vesting of RSUs (#)⁽²⁾	Value Realized on Vesting of RSUs ($)⁽³⁾
Jack Dorsey	—	—	—	—
Amrita Ahuja	—	—	84,011	5,735,789
Brian Grassadonia	—	—	69,501	4,779,402
Owen Britton Jennings	—	—	97,081	6,625,905
Dhanji R. Prasanna	—	—	73,835	4,984,980
Arnaud Weber	—	—	32,003	2,159,432
___________________________________
(1)Calculated by multiplying (i) the fair market value of our Class A common stock on the exercise date, which was determined using the closing price on the New York Stock Exchange of a share of our Class A common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day less the option exercise price paid for such shares of common stock, by (ii) the number of shares of Class A common stock acquired upon exercise.
(2)Reflects the aggregate number of shares of Class A common stock underlying RSUs that vested in 2025. Of the amount shown for Ms. Ahuja and Messrs. Grassadonia, Jennings, and Weber, 42,452, 29,857, 42,461, and 11,307 shares, respectively, of Class A common stock were sold to cover tax withholding obligations upon vesting.
(3)Calculated by multiplying (i) the fair market value of Class A common stock on the vesting date, which was determined using the closing price on the New York Stock Exchange of a share of common stock on the date of vest, or if such day is a holiday or otherwise a non-trading day, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Ms. Ahuja and Messrs. Grassadonia, Jennings, and Weber, $2,786,839, $1,969,902, $2,778,108, and $743,992, respectively, represents the value of shares sold to cover tax withholding obligations upon vesting.
Pension Benefits
Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements under which our named executive officers are entitled to participate.
Potential Payments upon Termination or Change of Control
Each of our named executive officers was subject to a change of control and severance agreement during their employment with us in 2025. The terms of the change of control and severance agreements (the “COC agreements”) are described below, and key differences that apply to our Block Head are highlighted. Under the COC agreements, if, before a change of control, the Company decides to terminate a named executive officer’s employment with the Company without cause (excluding by reason of death or disability), the Company may make a written request that the named executive officer continue to remain employed with the Company or its subsidiaries for a specified transition period not to exceed 180 days from the date of the request (the “Transition Period”). During the Transition Period, the named executive officer will be expected to perform such transition and other duties as reasonably requested by the Company (or its subsidiaries) in its discretion. During the Transition Period, the named executive officer will continue to be paid their base salary, vest in their equity awards in accordance with their terms, and be eligible to participate in our bonus or commission plans (if

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any) and employee benefit plans, each in accordance with their terms. The Block Head’s change of control and severance agreement does not contain these Transition Period related terms.
If our named executive officer’s employment is terminated by us without “cause” or due to their death or “disability” (as such terms are defined in their change of control and severance agreement), in either case, (i) outside the Change of Control Period (as defined below), and (ii) under the COC agreements (but not under the Block Head’s agreement) the named executive officer has completed any Transition Period requested by the Company (excluding the named executive officer’s early cessation of any such Transition Period due to their death or disability, or the termination of the Transition Period by us other than for cause before its scheduled expiration), they will be eligible to receive these payments and benefits if they timely sign and do not revoke a release of claims:
•a lump-sum payment equal to base salary (as of immediately before their termination or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) for a number of days equal to (i) 180 minus (ii) the number of days in the entire Transition Period (or if, during the Transition Period, the named executive officer’s employment is terminated by us without cause or due to their death or disability, the number of days in (ii) will be the actual days worked during the Transition Period) (the “Severance Period”). Under the Block Head’s change of control and severance agreement, the Block Head will instead be entitled to a lump-sum payment equal to 75% of his annual base salary;
•a lump-sum payment equal to a pro rata portion (based on the number of full months the executive has worked during the performance period, measured as of the notice date we make a request for a Transition Period, if any) of the annual bonus that our named executive officer would have earned for the year of their termination if they had remained employed until eligible to receive the bonus;
•a taxable lump-sum payment equal to the monthly COBRA premium required to continue health insurance coverage for our named executive officer and their eligible dependents through the end of the Severance Period regardless of whether our named executive officer elects COBRA coverage. Under the Block Head’s change of control and severance agreement this taxable lump sum is equal to 9 months of such monthly COBRA premiums;
•if the termination is due to reasons other than cause (excluding by reason of death or disability), each of the named executive officer’s then-outstanding time-based equity awards will immediately vest and become exercisable as to the number of shares subject to the time-based equity award that were otherwise scheduled to vest and become exercisable had the named executive officer remained employed with the Company through the end of the Severance Period and no change of control occurred during the Severance Period. This provision does not apply to the Block Head’s change of control and severance agreement; and
•if a termination (including an early termination of any company-requested Transition Period) occurs due to death or disability only, fully accelerated vesting and exercisability of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.
If, (i) within the three-month period before a change of control until the end of the 12-month period following such change of control (such period, the “Change of Control Period”), our named executive officer’s employment is terminated by us without cause or due to their death or disability or our named executive officer resigns for “good reason” (as defined in their change of control and severance agreement), and (ii) (but not under the Block Head’s agreement), our named executive officer has completed any company-requested Transition Period (excluding our named executive officer’s early cessation of any such Transition Period due to their death or disability, or the Company’s termination of the Transition Period other than for cause before its

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schedule expiration), our named executive officer will be entitled to these benefits if they timely sign and do not revoke a release of claims:
•a lump-sum payment equal to 100% of their annual base salary as of immediately before their termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control;
•a lump-sum payment equal to 100% of their target annual bonus (for the year of their termination);
•a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and their eligible dependents regardless of whether our named executive officer elects COBRA coverage; and
•100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance or 100% of target levels.
In addition, if any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to our named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, they would be entitled to receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer. The change of control and severance agreements do not require us to provide any tax gross-up payments to our named executive officers.
The following table summarizes the estimated payments and benefits that would be provided to our named executive officers who were employed with us on December 31, 2025 upon termination and a change of control under our plans and arrangements with our named executive officers described above. For purposes of this table, for each named executive officer (other than Mr. Dorsey) the “Severance Period” defined above is assumed to last the maximum 180-day period.

	Termination Without Cause Outside Change of Control Period			Termination by Death or Disability Acceleration of Equity Vesting ($)⁽⁴⁾⁽⁵⁾	Termination Without Cause or Termination for Good Reason Within Change of Control Period
Name	Cash Compensation ($)⁽¹⁾	Health Care Benefits ($)⁽²⁾	Acceleration of Equity Vesting ($)⁽³⁾⁽⁴⁾		Cash Compensation ($)⁽⁶⁾	Health Care Benefits ($)⁽⁷⁾	Acceleration of Equity Vesting ($)⁽⁴⁾⁽⁸⁾
Jack Dorsey	2.06	252	—	—	2.75	505	—
Amrita Ahuja	300,000	19,489	3,111,783	13,219,943	600,000	38,978	13,219,943
Brian Grassadonia	300,000	18,950	2,500,422	9,236,269	600,000	37,900	9,236,269
Owen Britton Jennings	300,000	18,950	3,638,447	15,695,402	600,000	37,900	15,695,402
Dhanji R. Prasanna (9)	308,334	—	3,014,422	16,253,351	616,667	—	16,253,351
Arnaud Weber	300,000	18,950	2,283,748	16,187,102	600,000	37,900	16,187,102
___________________________________
(1)Cash compensation consists of a lump-sum payment equal to 180 days of annual base salary (for Mr. Dorsey, 75% of annual base salary) (as of immediately before their termination or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) and a lump-sum payment equal to a pro rata portion of the annual bonus that our named executive officer would have earned for the year of their termination if they had remained employed until eligible to receive the bonus at December 31, 2025.
(2)Health care benefits consist of a taxable lump-sum payment equal to six months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and their eligible dependents regardless of whether our named executive officer elects COBRA coverage. Mr. Dorsey does not receive health insurance coverage from the Company.

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(3)For each named executive officer, other than our Block Head, we assumed 180 days of accelerated vesting of time-based equity awards. The Block Head’s change of control and severance agreement does not include this provision.
(4)For each named executive officer, the estimated benefit amount of unvested RSUs was calculated by multiplying the number of unvested RSUs by the closing price of our Class A common stock on December 31, 2025, which was $65.09. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable named executive officer by the difference between the exercise price of the option and the closing price of our Class A common stock on December 31, 2025, the last trading day of 2025, which was $65.09.
(5)For each named executive officer, in the event of a termination due to death or disability, fully accelerated vesting and exercisability of all outstanding equity awards.
(6)Cash compensation consists of a lump-sum payment equal to 100% of each named executive officer’s annual base salary as of immediately before their termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control, and a lump-sum payment equal to 100% of their target bonus for the year ended December 31, 2025.
(7)Health care benefits consist of a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and their eligible dependents regardless of whether our named executive officer elects COBRA coverage. Mr. Dorsey does not receive health insurance coverage from the Company.
(8)For each named executive officer, we assume 100% accelerated vesting of all outstanding equity awards.
(9)Mr. Prasanna was not entitled to any change in control or retention payments beginning on January 1, 2026.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

		(a)	(b)	(c)
Plan Category	Class of Common Stock	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights⁽¹⁾	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	Class A⁽²⁾	35,044,108	$69.29	108,687,429	⁽³⁾
	Class B⁽⁴⁾	—	$—	—
Equity compensation plans not approved by stockholders	—	—	—	—
Total	Class A and Class B	35,044,108	$69.29	108,687,429

___________________________________
(1)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price, or any rights granted under our Amended and Restated 2015 Employee Stock Purchase Plan (the "ESPP").
(2)Includes the following plans: our 2015 Plan, our 2025 Plan and our ESPP. The 2025 Plan serves as the successor to our 2015 Plan. The 2025 Plan became effective as of June 23, 2025. Outstanding awards under the 2015 Plan continue to be subject to the terms and conditions of the 2015 Plan.
(3)Consists of 32,438,221 shares of Class A common stock available under our ESPP, including shares subject to outstanding rights that were under offering periods in progress as of December 31, 2025, and 76,249,208 shares of Class A common stock available under our 2025 Plan.
(4)There are no outstanding shares under our 2009 Plan. Block no longer grants awards from this plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2026, for:
•each of our current directors and nominees for director;
•each of our named executive officers;
•all of our current directors and executive officers as a group; and
•each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 535,370,474 shares of our Class A common stock and 59,991,242 shares of our Class B common stock outstanding as of March 31, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2026, or issuable pursuant to RSUs that are subject to vesting conditions expected to occur within 60 days of March 31, 2026 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Block, Inc., 1955 Broadway, Suite 600, Oakland, California 94612. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

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	Class A Common Stock		Class B Common Stock+
Name of Beneficial Owner	Number	Percent	Number	Percent	Percent of Total Voting Power
5% Stockholders:
The Vanguard Group⁽¹⁾	68,436,549	12.8%	—	*	6.0%
T.Rowe Price Associates⁽²⁾	47,532,186	8.8%	—	*	4.2%
BlackRock, Inc.⁽³⁾	38,928,405	7.3%	—	*	3.4%
Named Executive Officers and Directors:
Jack Dorsey⁽⁴⁾	1,000,000	*	47,844,566	79.8%	42.2%
Amrita Ahuja⁽⁵⁾	650,669	*	—	*	*
Brian Grassadonia⁽6⁾	1,292,746	*	—	*	*
Owen Britton Jennings⁽7⁾	159,829	*	—	*	*
Arnaud Weber⁽8)	41,036	*	—	*	*
Roelof Botha⁽9⁾	1,706,778	*	—	*	*
Amy Brooks⁽10⁾	22,057	*	—	*	*
Shawn Carter⁽11⁾	47,196	*	—	*	*
Paul Deighton⁽12⁾	43,280	*	—	*	*
Anthony Eisen⁽13⁾	2,164,397	*	—	*	*
Randall Garutti⁽14⁾	31,696	*	—	*	*
James McKelvey⁽15⁾	133,126	*	11,940,025	19.9%	10.5%
Mary Meeker⁽16⁾	422,846	*	—	*	*
Neha Narula⁽17⁾	9,150	*	—	*	*
All current executive officers and directors as a group (15 persons)⁽¹⁸⁾	7,892,312	1.5%	59,784,591	99.7%	53.3%
* Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
+ The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.
(1)Based solely on a Schedule 13G/A, reporting beneficial ownership as of September 30, 2025, filed with the SEC on October 30, 2025, with sole dispositive power over 62,434,202 shares of Class A common stock, shared dispositive power over 6,002,347 shares of Class A common stock, and shared voting power over 4,017,664 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. On March 26, 2026, The Vanguard Group filed a 13G/A reporting that The Vanguard Group, Inc. went through an internal realignment and, certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.
(2)Based solely on a Schedule 13G, reporting beneficial ownership as of June 30, 2025, filed with the SEC on August 14, 2025, with sole dispositive power over 47,512,866 shares of Class A common stock and sole voting power over 44,964,064 shares of Class A common stock, The address for T. Rowe Price Associates, Inc. is 1307 Point Street, Baltimore, MD 21231.
(3)Based solely on a Schedule 13G/A, reporting beneficial ownership as of September 30, 2025, filed with the SEC on October 17, 2025 with sole dispositive power over 38,928,405 shares of Class A common stock and sole voting power over 35,157,794 shares of Class A common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)Consists of (i) 287,155 shares of Class A common stock held of record by The Jack Dorsey 2024 Annuity Trust U/A/D May 28, 2024 a grantor retained annuity trust for which Mr. Dorsey serves as co-trustee, (ii) 710,454 shares of Class A common stock held of record by The Jack Dorsey 2025 Annuity Trust, U/A/D May 26, 2025, a grantor retained annuity trust for which Mr. Dorsey serves as

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co-trustee, (iii) 2,391 shares of Class A common stock held of record by the Trustee of the BTrust, A7P Trust Company, Inc., Trustee, U/A/D May 27, 2022, for which Mr. Dorsey may be deemed to have a pecuniary interest, but otherwise disclaims beneficial ownership, except to the extent of his pecuniary interest therein, (iv) 35,763,992 shares of Class B common stock held of record by the Jack Dorsey Revocable Trust U/A/D 12/8/10, for which Mr. Dorsey serves as trustee, and (v) 12,080,574 shares of Class B common stock held of record by Start Small, LLC, for which Mr. Dorsey serves as sole member.
(5)Consists of (i) 108,069 shares of Class A common stock held of record by Ms. Ahuja, (ii) 520,607 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2026, of which 495,829 shares are vested as of such date, and (iii) 21,993 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2026.
(6)Consists of (i) 395,295 shares of Class A common stock held of record by Mr. Grassadonia, (ii) 879,885 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2026, of which 861,021 shares are vested as of such date, and (iii) 17,566 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2026.
(7)Consists of (i) 43,660 shares of Class A common stock held of record by Mr. Jennings, (ii) 90,351 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2026, of which 80,541 shares are vested as of such date, and (iii) 25,818 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2026.
(8)Consists of (i) 23,493 shares of Class A common stock held of record by Mr. Weber, and (ii) 17,543 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2026.

(9)Consists of (i) 31,259 shares of Class A common stock held of record by Mr. Botha, (ii) a total of 684,741 shares of Class A common stock held of record by Mr. Botha’s estate planning vehicle, (iii) 1,862 shares of Class A common stock held of record by Sequoia Capital U.S. Growth Fund IV, L.P., (iv) 77 shares of Class A common stock held of record by Sequoia Capital USGF Principals Fund IV, L.P. (the funds (iii)-(iv) collectively, the “SC GFIV Funds”), (v) 11,388 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Fund XV, L.P., (vi) 1,750 shares of Class A common stock held of record by Sequoia Capital U.S. Venture XV Principals Fund, L.P., (vii) 479 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Partners Fund XV (Q), L.P., (viii) 171 shares of Class A common stock held of record by Sequoia Capital U.S. Venture Partners Fund XV, L.P. (the funds (v)-(viii) collectively, the “SC USV XV Funds”), (ix) 540,646 shares of Class A common stock held by Sequoia Capital US/E Expansion Fund I, L.P., and (x) 434,405 shares of Class A common stock held by SC US/E Expansion Fund I Management, L.P. SC US (TTGP), Ltd. is the general partner of (i) SC U.S. Venture XV Management, L.P., which is the general partner of the SC USV XV Funds, (ii) SC US/E Expansion Fund I Management, L.P. which is the general partner of Sequoia Capital US/E Expansion Fund I, L.P., and (iii) the general partner of SCGF IV Management, L.P., which is the general partner of the SC GFIV Funds. Mr. Botha, one of our directors, is a managing member of SC US (TTGP), Ltd. and, as a result may be deemed to share beneficial ownership of the shares held by the Sequoia Capital entities referred to above. Mr. Botha expressly disclaims beneficial ownership of the shares held by such Sequoia Capital entities. The address of each Sequoia entity is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(10)Consists of 22,057 shares of Class A common stock held of record by Ms. Brooks.
(11)Consists of (i) 24,309 shares of Class A common stock held of record by Mr. Carter, (ii) 1,779 shares of Class A common stock held of record by an immediate family member, (iii) 20,812 shares of Class A common stock held of record by SC Panther, LLC, and (iv) 296 shares of Class A common stock held of record by SC Vessel 5, LLC, both of which Mr. Carter is the sole member.
(12)Consists of 43,280 shares of Class A common stock held of record by Mr. Deighton.
(13)Consists of 2,164,397 shares of Class A common stock held of record by Mr. Eisen.
(14)Consists of 31,696 shares of Class A common stock held of record by Mr. Garutti.
(15)Consists of (i) 8,126 shares of Class A common stock held of record by Mr. McKelvey, (ii) 11,940,025 shares of Class B common stock held of record by the James McKelvey, Jr. Revocable Trust dated July 2, 2014, for which Mr. McKelvey serves as trustee, and (iii) 125,000 shares of Class A common stock held of record by the Anna Elefteria Ntenta Revocable Trust dated November 30, 2017.

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(16)Consists of (i) 417,029 shares of Class A common stock held of record by Ms. Meeker and (ii) 5,817 shares of Class A common stock held in the name of KPCB sFund Associates, LLC (“sFund Associates”), where Ms. Meeker is a member, which is the managing member of KPCB sFund, LLC (“sFund”) and, therefore, Ms. Meeker may be deemed to share voting or investment control with respect to the shares held by sFund Associates and sFund. The address of each is 2750 Sand Hill Road, Menlo Park, CA 94025.
(17)Consists of 9,150 shares of Class A common stock held of record by Dr. Narula.
(18)Consists of (i) 7,892,312 shares of Class A common stock and 59,784,591 shares of Class B common stock held of record by our current executive officers and directors, (ii) 1,593,009 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2026, of which 1,530,981 are vested as of such date, and (iii) 90,721 shares of Class A common stock subject to RSUs that vest within 60 days of March 31, 2026.

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PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed calendar years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been reported in our Summary Compensation Table (“SCT”), as the SEC’s valuation methods for this section differ from those required in our SCT. The table below summarizes compensation values reported in our SCT, as well as the adjusted values required in this section for the applicable years presented. For our named executive officers other than our principal executive officer (“non-PEO NEOs”), compensation is reported as an average of compensation for our non-PEO NEOs.
The primary objective of our executive compensation program is to drive long-term stockholder value. Compensation for our named executive officers is heavily weighted toward equity-based compensation, which is directly tied to our long-term value and growth and aligns the interests of our executives with our stockholders. For additional information regarding our compensation philosophy, please refer to the section entitled “Compensation Discussion & Analysis.”
In 2025, we did not use any financial performance measures to link compensation “actually paid” to Company performance in a manner that can act as a “Company-Selected Measure” under the relevant rules. As such, we do not have a “Company-Selected Measure.” We therefore do not provide a tabular list of such performance measures.
Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year (a)	Summary compensation table total for PEO ($) (b)⁽¹⁾	Compensation actually paid to PEO ($) (c)⁽¹⁾	Average summary compensation table total for Non-PEO NEOs ($) (d)⁽²⁾	Average compensation actually paid to Non-PEO NEOs ($) (e)⁽²⁾⁽³⁾⁽⁴⁾⁽⁵⁾⁽⁶⁾	Total shareholder return ($) (f)⁽⁷⁾	Peer group total shareholder return ($) (g)⁽⁷⁾⁽⁸⁾	Net Income (Loss) (in thousands) ($) (h)⁽⁹⁾
2025	2.75	2.75	14,211,140	10,425,904	29.91	228.99	1,305,636
2024	2.75	2.75	13,619,601	15,718,794	39.05	179.15	2,897,047
2023	2.75	2.75	10,767,701	11,468,047	35.54	131.65	9,772
2022	2.75	2.75	11,692,439	(10,751,801)	28.87	81.71	(540,747)
2021	2.75	2.75	9,560,445	(2,467,273)	74.21	126.40	166,284
____________________________
(1)Reflects compensation amounts reported in our SCT for our Block Head and PEO, Jack Dorsey, for the respective years shown. Mr. Dorsey was our PEO for all applicable years presented. Mr. Dorsey did not receive or hold any equity-based awards or participate in any defined benefit or actuarial pension plans, for any of the years presented and, therefore, no amounts have been deducted or added to calculate the Compensation Actually Paid (“CAP”) to the PEO.
(2)Non-PEO NEOs include (a) Amrita Ahuja, Brian Grassadonia, Alyssa Henry, and Sivan Whiteley for the years ended December 31, 2021 and 2022; (b) Amrita Ahuja, Brian Grassadonia, Alyssa Henry, and Chrysty Esperanza for the year ended December 31, 2023; (c) Amrita Ahuja, Brian Grassadonia, Owen Britton Jennings, and Dhanji R. Prasanna for the year ended December 31, 2024, and (d) Amrita Ahuja, Brian Grassadonia, Owen Britton Jennings, Dhanji R. Prasanna and Arnaud Weber for the year ended December 31, 2025.
(3)Dollar amounts reported do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. We calculate CAP in accordance with the methodology prescribed under SEC guidance to Item 402(v) of Regulation S-K and as shown in the adjustment table below. Average CAP for our non-PEO NEOs is calculated by, as described in more detail under footnote (6) below, (a) taking the average SCT total compensation, less (b) the grant date fair value of equity granted during the year, plus (c) the following: (i) the year-end fair value of outstanding, unvested equity awards granted during the applicable year; (ii) for equity awards

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granted in prior years that are outstanding and unvested at the end of the year, the difference between the year-end fair value and the immediately prior year-end fair value; (iii) the vesting date fair value of any equity awards that were granted and vested in the same covered fiscal year; and (iv) for awards granted in prior years that vested during the applicable year, the difference between the fair value as of the vesting date and the immediately prior year-end fair value, less (d) the fair value at the end of the prior fiscal year for awards granted in prior years that were forfeited during the covered fiscal year. We have not paid dividends historically and do not sponsor any pension arrangements; thus no adjustments are made for these items.
(4)For purposes of calculating the average CAP to our non-PEO NEOs, compensation related to equity awards was remeasured. For RSUs, the fair values and the change in fair values were determined by the closing price of our common stock at each applicable year-end date or, in the case of vested awards, the stock price on vesting date. For stock options, a Black-Scholes-Merton option valuation model (“BSM model”) was used as of the applicable year-end date or, in the case of vested options, the vesting date. The BSM model requires us to make assumptions and judgments regarding the variables used in the calculation, including the expected remaining term, expected volatility, and the expected risk-free rate. The valuation assumptions used to calculate fair value of equity awards were materially consistent with those used to calculate the grant date fair value of such award and those used to calculate our share-based compensation expense, as disclosed in the “Share-based Compensation” section of Note 16, Stockholders’ Equity of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For stock options, the fair value amounts of stock options for 2025 reflected in the table above were calculated using the “historical” method for determining the expected term of the options under the BSM model. For stock option fair value amounts for prior years, we used the “simplified method” for determining the expected term of the options under the BSM model. There is no material difference in the reported years as a result of the change in methodology.
(5)Changes in the market price of our Class A common stock following the date of grant of an award can impact CAP to our non-PEO NEOs. For the portion of the average CAP that is based on year-end stock prices, the following prices from the last trading day of the applicable year were used: (a) $217.64 for 2020; (b) $161.51 for 2021; (c) $62.84 for 2022; (d) $77.35 for 2023; (e) $84.99 for 2024; and (g) $65.09 for 2025.
(6)Reflects the following adjustments, reported as averages, to the average of the total compensation of our non-PEO NEOs as reported in our SCT for each fiscal year listed:

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	Year Ended
	December 31,
	2021	2022	2023	2024	2025
Total Average Compensation to non-PEO NEOs per SCT ($)	$9,560,445	11,692,439	10,767,701	13,619,601	14,211,140

Less: Amounts reported in SCT as equity award amounts, which are based on grant date fair values	(9,060,750)	(11,167,810)	(10,175,781)	(13,054,698)	(13,659,321)
Plus: Year-end fair value of any equity awards granted in the covered fiscal year that were outstanding and unvested as of the end of the covered fiscal year	4,257,552	4,103,883	9,579,411	12,556,990	12,133,397
Plus: Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in prior years that were outstanding and unvested as of the end of the covered fiscal year.	(10,385,340)	(9,746,528)	775,615	901,216	(3,339,935)
Plus: Vesting date fair value of any equity awards that were granted and vested in the same covered fiscal year	1,135,500	700,050	1,618,086	2,250,501	2,855,963
Plus: Change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the covered fiscal year	2,025,319	(6,333,836)	(126,602)	(554,816)	(1,775,340)
Less: Fair value at the end of the prior fiscal year for awards granted in prior years that were forfeited during the covered fiscal year	—	—	(970,382)	—	—
Total Adjustments	(12,027,719)	(22,444,241)	700,347	2,099,193	(3,785,236)
Total Average CAP to non-PEO NEOs for Fiscal Year	(2,467,273)	(10,751,801)	11,468,047	15,718,794	10,425,904
____________________________
(7)Total shareholder return (“TSR”) reflects what year-end cumulative value of $100 would be, including reinvestment of dividends until the last day of each reported fiscal year, if such amount were invested on December 31, 2020. The Company has not paid dividends historically.
(8)We used the S&P North American Technology Index for our peer group TSR, as used in our stock performance graph required by Item 201(e) of Regulation S-K and included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(9)The dollar amounts reported are the Company’s net income (loss) attributable to common stockholders for the applicable year as presented in the audited Consolidated Statements of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2025.

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Relationship Between Compensation Actually Paid, Block Total Shareholder Return and Peer Group Total Shareholder Return
Relationship Between Compensation Actually Paid and Net Income (Loss)
Block TSR is calculated based on an assumed investment of $100 on December 31, 2020.

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PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Dorsey, our Block Head.
For 2025, our last completed fiscal year:
•the median of the annual total compensation of all our employees (determined as described below, and other than our Block Head) was $222,772; and
•the annual total compensation of our Block Head, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $2.75.
Based on this information, for 2025, the annual total compensation of our Block Head was less than 0.00001 times that of the median of the annual total compensation for all employees. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Block Head, we took the following steps:
1.We determined that, as of December 31, 2025, our employee population consisted of 10,197 individuals working at our parent company and consolidated subsidiaries with approximately 9,851 of these individuals located in the U.S., Australia, Canada, Ireland, and the U.K. (approximately 7,732 in the U.S., 1,011 in Australia, 568 in Canada, 271 in Ireland, and 269 in the U.K.). This population consisted of our full-time and part-time employees, but not any independent contractors or temporary workers.
2.We have chosen to exclude the approximately 346 employees located outside the U.S., Australia, Canada, Ireland, and the U.K. (148 in Japan, 36 in Norway, 35 in Moldova, 32 in China, 19 in Spain, 14 in the Netherlands, 13 in France, 13 in Germany, 11 in Mexico, 7 in New Zealand, 6 in Sweden, 5 in Taiwan, 4 in Singapore, 2 in Greece, and 1 in Brazil) from the determination of the “median employee,” given the relatively small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. In total, we excluded certain non-U.S. employees comprising less than 5% of our total workforce from the identification of the “median employee,” as permitted by SEC rules.
3.To identify the “median employee” from our U.S., Australia, Canada, Ireland, and the U.K. employee population, we combined the actual salary, bonus, commissions, and other taxable benefits (other than related to equity awards and our ESPP) as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2, the Australian Taxation Office, the Canada Revenue Agency on Form T4, the Ireland Revenue Agency on the Statement of Liability, and His Majesty’s Revenue and Customs office on Form P60 through its electronic processes for 2025, as well as the match paid to our U.S employees under our 401(k) Plan and the aggregate grant date fair value of equity awards granted to employees in 2024.
4.We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”
5.Once we identified our median employee, we combined all the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $222,772.
6.With respect to the annual total compensation of our Block Head, we used the amount reported in the “Total Compensation” column of our 2025 Summary Compensation Table included in this proxy statement.

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CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a participant or will be a participant, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers, or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Our audit and risk committee reviewed and approved each of the transactions described below pursuant to our related person transactions policy. All dollar amounts are as of March 31, 2026.
Roc Nation
We engage Roc Nation LLC and certain Roc Nation-managed artists (collectively, “Roc Nation”) to provide certain artist, marketing and concert services (the “Roc Nation Services”). Payments to Roc Nation in connection with the Roc Nation Services proposed for 2026 may exceed $120,000.

Shawn Carter, a member of our board of directors, has an ownership interest in Roc Nation and is its co-founder. As a result, Mr. Carter may be deemed to have an indirect material interest in the Roc Nation Services.
St. Louis Lease
We are party to a lease agreement with 900 N. Tucker Building, LLC (“900 N. Tucker”) for a 15.5-year lease of office space in St. Louis, Missouri (the “St. Louis Lease”). During the fiscal year ended December 31, 2025, we made approximately $1.3 million in payments in connection with the St. Louis Lease. In addition, during the three months ended March 31, 2025, we expanded the square footage we lease under the St. Louis Lease. During the fiscal year ending December 31, 2026, we expect to make monthly lease payments in accordance with the terms of the St. Louis Lease, as well as associated costs such as parking fees, management fees, and annual direct expenses (e.g., operating and tax expenses). We expect these lease payments will be offset, in part, by tenant improvement allowances under the terms of the St. Louis Lease. During the three months ended March 31, 2026, we made approximately $0.3 million in payments toward the St. Louis Lease.
James McKelvey, our co-founder and a member of our board of directors, is affiliated with 900 N. Tucker. As a result, Mr. McKelvey may be deemed to have an indirect material interest in the St. Louis Lease.
Other Transactions
We have entered into change of control and severance agreements with our current executive officers that, among other matters, provide for certain severance and change of control benefits. For additional information, refer to the section entitled “Executive Compensation—Potential Payments upon Termination or Change of Control.”
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation, and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
A family member of Brian Grassadonia, our Ecosystem Lead, is employed by us in a non-executive position. The approximate dollar value of the employee’s total cash and equity compensation for the year ended December 31, 2025 was $298,529. The family member also receives benefits consistent with other employees serving in the same capacity.
Other than as described above, since January 1, 2025, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

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Policies and Procedures for Related Party Transactions
Our audit and risk committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit and risk committee provides that our audit and risk committee shall review and approve any related party transaction for which review or oversight is required by applicable law or that is required to be disclosed in our financial statements or SEC filings.
We have a formal written policy providing that our audit and risk committee must pre-approve any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest. In approving or rejecting any such transaction, our audit and risk committee is to consider the relevant facts and circumstances available and deemed relevant to our audit and risk committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether such transaction would impair the independence of an outside director, whether such transaction would present an improper conflict of interest for any director or executive officer of our Company, whether the transaction is part of the ordinary course of business, and the extent of the related person’s interest in the transaction. Any member of our audit and risk committee who has an interest in a potential related party transaction under discussion will abstain from voting on the approval of such transaction. If a related party transaction will be ongoing, our audit and risk committee may establish guidelines for us to follow in our ongoing dealings with the related party.

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QUESTIONS AND ANSWERS ABOUT OUR PROXY MATERIALS AND THE ANNUAL MEETING
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting. The Annual Meeting will be held on Tuesday, June 16, 2026, at 12:00 p.m. (U.S. Pacific Time) as a completely virtual meeting. Stockholders can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XYZ2026, where you will be able to listen to the meeting live, submit questions and vote your shares online during the meeting. CDI holders can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XYZ2026 as a guest, where you will be able to listen to the meeting live. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 24, 2026 (U.S. Eastern Time), to all stockholders entitled to vote at the Annual Meeting, and the CDI Notice of Access Letter is being mailed or emailed from Australia to CDI holders on or about April 28, 2026 (Australia time).
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
What matters am I voting on?
You will be voting on:
•the election of four Class II directors to serve until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
•the approval, on an advisory basis, of the compensation of our named executive officers;
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•a stockholder proposal regarding establishing a board-level technology committee, if properly presented at the Annual Meeting; and
•the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR” the election of Roelof Botha, Amy Brooks, Shawn Carter, and James McKelvey as Class II directors;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
•"AGAINST" the stockholder proposal regarding establishing a board-level technology committee.
Who is entitled to vote?
Holders of our Class A common stock and holders of our Class B common stock as of the close of business on April 20, 2026 (U.S. Eastern Time), the record date for the Annual Meeting, may vote at the Annual Meeting. Shares of our Class A common stock also trade on the Australian Stock Exchange (“ASX”) in the form of CDIs. Holders of our CDIs as of the close of business on April 20, 2026 (U.S. Eastern Time), may attend the Annual Meeting as guests but cannot vote at the Annual Meeting; instead, CDI holders must vote the Class A common stock underlying their CDIs before 9:00 a.m. (Australian Eastern Standard Time) on Thursday, June 11, 2026. Each CDI represents a beneficial interest in one share of our Class A common stock. As of the record date, there were 535,666,607 shares of our Class A common stock outstanding (including 36,960,766 CDIs exchangeable into shares of our Class A common stock) and 59,988,742 shares of our Class B common stock

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outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal, and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank, or other nominee, who is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting; however, because you are not the stockholder of record, you cannot vote your shares at the Annual Meeting unless you first request and obtain a valid proxy from your broker, bank, or other nominee. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders” or “beneficial owners.”
CDI Holders. If you own our CDIs, then you are the beneficial owner of one share of our Class A common stock for every CDI you own. Legal title is held by our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN. CDN is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct CDN as to how to vote your shares. You are also invited to attend the Annual Meeting; however, because you are not a stockholder of record, you cannot vote the shares underlying your CDIs at the Annual Meeting. We encourage you to direct CDN to lodge your votes online prior to the Annual Meeting by using the details on your Notice of Access Letter to request that Computershare Australia send you a hard copy of the CDI voting form to their registered address, or by lodging your votes through our online voting site at www.investorvote.com.au before 9:00 a.m. (Australian Eastern Standard Time) on Thursday, June 11, 2026.
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock represented virtually or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors until all board of directors seats are filled. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (described below), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
•Proposal No. 2 and 4: The non-binding advisory vote on our executive compensation and the stockholder proposal regarding establishing a board-level technology committee requires the affirmative vote of a majority of the voting power of the shares of our common stock represented virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these proposals. Abstentions are considered shares represented and entitled to vote on these proposals and, thus, will have the same effect as a vote “AGAINST” these proposals. Because these proposals are considered non-routine such that a broker, bank, or nominee may not vote without instructions on this matter, there may be broker non-votes in connection with these proposals. To the extent there are any broker non-votes, because broker non-votes will not count as shares represented and entitled to vote on these proposals, they will have no effect on the outcome of these proposals.
•Proposal No. 3: The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares

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of our common stock represented virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are considered shares represented and entitled to vote on this proposal, and, thus, will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a routine matter such that a broker, bank, or other nominee can generally vote in its discretion; therefore, no broker non-votes are expected in connection with this proposal.
The proposal to approve the compensation of our executives is an advisory vote, meaning the result will not be binding on our board of directors, our compensation committee, or the Company. However, our board of directors and our compensation committee will consider the outcome of the vote on executive compensation when determining named executive officer compensation. In addition, while the stockholder proposal is not binding on the Company, the board of directors values the perspective of our stockholders and will take into account the outcome of the vote regarding the stockholder proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of our stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, “WITHHOLD” votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum at the Annual Meeting.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com or via the QR code on your Notice or proxy card, 24 hours a day, seven days a week, until 11:59 p.m. (U.S. Eastern Time) on June 15, 2026 (please have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, until 11:59 p.m. (U.S. Eastern Time) on June 15, 2026 (please follow the instructions on your proxy card);
•by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/XYZ2026, where you may vote and submit questions during the meeting (please have your Notice, proxy card, or the instructions that accompanied your proxy materials in hand when you visit the website).
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote in advance of the Annual Meeting by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
If you are a CDI holder, you may instruct CDN to vote the Class A common stock underlying your CDIs on your behalf by using the details on the Notice of Access Letter to request that Computershare Australia send a hard copy of the CDI voting form in the mail to your registered address, or you may lodge your votes through our online voting site at www.investorvote.com.au before 9:00 a.m. (Australian Eastern Standard Time) on Thursday, June 11, 2026.

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Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet or by telephone;
•completing, signing, and returning a later-dated proxy card;
•notifying the Corporate Secretary of Block, Inc., in writing, at Block, Inc., 1955 Broadway, Suite 600, Oakland, CA 94612; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change or revoke your vote.
If you own CDIs, you can change or revoke your vote by visiting our online voting site at www.investorvote.com.au before 9:00 a.m. (Australian Eastern Standard Time) on Thursday, June 11, 2026.
What do I need to do to attend and participate in the Annual Meeting?
All holders of our common stock as of the record date will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XYZ2026 and entering the 16-digit control number included on the Notice, proxy card, or voting instruction form; however, only stockholders of record and street name stockholders with a legal proxy from their broker, bank, or other nominee will be able to vote their shares electronically at the meeting or submit questions during the meeting, with a limit of one question per stockholder. CDI holders can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XYZ2026 as a guest, where you will be able to listen to the meeting live. CDI holders can visit our online voting site at www.investorvote.com.au and submit a question before 9:00 a.m. (Australian Eastern Standard Time) on Thursday, June 11, 2026. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to our business operations will be answered.
The Annual Meeting webcast will begin promptly at 12:00 p.m. (U.S. Pacific Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. (U.S. Pacific Time), and you should allow ample time for the check-in procedures.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians to assist you if you experience technical difficulties accessing the Annual Meeting. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call 844-986-0822 (domestic) or 303-562-9302 (international).
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Jack Dorsey, Amrita Ahuja, and Chrysty Esperanza have been designated as proxy holders by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as set forth above. If any matters not described in this proxy statement are properly presented at the Annual Meeting pursuant to our amended and restated bylaws, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice, which contains instructions on how to access our proxy materials via the Internet, is first being mailed on or about April 24, 2026 (U.S. Eastern

BLOCK 2026 Proxy Statement	59

Time), to all our stockholders of record as of the record date. Stockholders in street name will receive the Notice from their broker, bank, or other nominee. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). Stockholders may also request to receive proxy materials for this Annual Meeting or future meetings of our stockholders in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
Why did I receive a Notice of Access Letter instead of a full set of proxy materials?
Holders of our CDIs, which are listed on the ASX, will receive a Notice of Access Letter from Computershare Australia. If you received the Notice of Access Letter by electronic mail, you will not automatically receive a printed copy of the proxy materials in the mail. The Notice of Access Letter tells you how to use the Internet to access and review this proxy statement and our annual report, and how you may submit your proxy via the Internet or request a hard copy of the CDI voting form to be sent in the mail to your registered address.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for the Annual Meeting. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing, and distribution of our proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares of our common stock that are held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker or other intermediary will have discretion to vote your shares on our sole “routine” matter, which is the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker or other intermediary will not have discretion to vote on any other proposals, which are all “non-routine” matters, absent direction from you. We refer to the absence of a vote on a non-routine proposal for which a broker has not received instructions as a “broker non-vote.”
Why is the Annual Meeting being conducted as a virtual meeting?
The Annual Meeting will again be a completely virtual meeting of stockholders, which we believe provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings. We designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will instead file a Current Report on Form 8-K with the preliminary results within four business days after the Annual Meeting and an amendment to the Current Report on Form 8-K with the final results as soon as such final results become available.

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I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure, which the SEC has approved, called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. Applicable stockholders who have not provided instructions against householding will continue to receive the Notice and, if applicable, our proxy materials in this manner in subsequent years until they are notified otherwise or until they revoke their consent. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
Upon the written or oral request of a stockholder of record, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to such stockholder at the shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc. (“Broadridge”):
•by mail: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717
•by telephone: 1-866-540-7095

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
If you are a CDI holder, you will receive your Notice of Access Letter from Computershare Australia. If you received the Notice of Access Letter by electronic mail or mail, you will not automatically receive a printed copy of the proxy materials in the mail. Multiple CDI holders who share the same address will receive their own copy of the Notice of Access Letter so long as each CDI holder is registered separately on the register or with the ASX.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at next year’s annual meeting of stockholders?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2027 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at the address below not later than December 25, 2026 (U.S. Eastern Time). In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Block, Inc.
Attention: Corporate Secretary
1955 Broadway, Suite 600
Oakland, California 94612
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors, or (iii) properly brought before such annual meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be

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timely for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the written notice at the address above:
•no earlier than the close of business on February 16, 2027; and
•no later than the close of business on March 18, 2027.
In the event that we hold our 2027 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the first anniversary of the Annual Meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2027 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of our 2027 annual meeting of stockholders.
If a stockholder who has properly notified us of their or its intention to present a proposal at an annual meeting of stockholders does not appear to present their or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. Any notice of director nomination submitted must include the information required by Rule 14a-19(b) under the Exchange Act. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that such notice be received by our Corporate Secretary within the time periods described above under the section entitled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at https://investors.block.xyz and via the SEC’s website at https://www.sec.gov. Information contained on or accessible through our website is not incorporated by reference in this proxy statement. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2025, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2025 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2025, are included in our Annual Report on Form 10-K, which we will make available to stockholders along with this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.block.xyz and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Block, Inc., Attention: Investor Relations, 1955 Broadway, Suite 600, Oakland, CA 94612.
*  *  *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or executing and returning, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

April 24, 2026

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BLOCK, INC.
1955 BROADWAY, SUITE 600
OAKLAND, CA 94612

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Prior to The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. U.S. Eastern Time on June 15, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XYZ2026**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. U.S. Eastern Time on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92846-P46044

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLOCK, INC.

The Board of Directors recommends you vote FOR ALL of the following Class II nominees:

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. TO ELECT FOUR CLASS II DIRECTORS TO SERVE UNTIL OUR 2029 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) ROELOF BOTHA
02) AMY BROOKS
03) SHAWN CARTER
04) JAMES MCKELVEY

The Board of Directors recommends you vote FOR each of the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PLEASE SIGN WITHIN BOX.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com. V68293-P24847 BLOCK, INC. 2025 Annual Meeting of Stockholders June 17, 2025 12:00 PM U.S. Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Jack Dorsey, Amrita Ahuja and Chrysty Esperanza, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BLOCK, INC. that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 12:00 PM U.S. Pacific Time on June 17, 2025, at www.virtualshareholdermeeting.com/XYZ2025, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side